                                                                    EXHIBIT 99.7

                        TERM LOAN AND SECURITY AGREEMENT
                                 [EXIT FACILITY]

                                      among

                                  PANACO, INC.
                                    Borrower

                                 MID RIVER LLC,
                              Administrative Agent

                                       and

                            THE LENDERS NAMED HEREIN,
                                     Lenders

                                   $38,000,000

                          DATED AS OF NOVEMBER 16, 2004

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                                TABLE OF CONTENTS

                                                                                                                Page
SECTION 1.      DEFINITIONS AND TERMS......................................................................       1
 1.1     Definitions.......................................................................................       1
 1.2     Number and Gender of Words; Other References......................................................      16
 1.3     Accounting Principles.............................................................................      16
SECTION 2.      TERM LOAN FACILITY.........................................................................      17
SECTION 3.      TERMS OF PAYMENT...........................................................................      17
 3.1     Loan Accounts, Notes, and Payments................................................................      17
 3.2     Payments..........................................................................................      18
 3.3     Prepayments.......................................................................................      18
 3.4     Interest Accrual..................................................................................      18
 3.5     Post-Default Rate.................................................................................      18
 3.6     Interest Recapture................................................................................      18
 3.7     Interest Calculations.............................................................................      19
 3.8     Maximum Rate......................................................................................      19
 3.9     Application of Payments...........................................................................      19
 3.10    Sharing of Payments, Etc. ........................................................................      20
 3.11    Offset............................................................................................      20
 3.12    Collection of Accounts............................................................................      20
 3.13    Crediting Payments; Application of Collections....................................................      21
SECTION 4.      TAXES......................................................................................      21
 4.1     General...........................................................................................      21
 4.2     Stamp and Documentary Taxes.......................................................................      22
 4.3     Indemnification for Taxes.........................................................................      22
 4.4     Changes in Applicable Lending Office..............................................................      22
 4.5     Survival..........................................................................................      22
SECTION 5.      SECURITY...................................................................................      22
 5.1     Collateral........................................................................................      22
 5.2     Grant of Security Interest in Personal Property Collateral........................................      22
 5.3     Negotiable Collateral and Chattel Paper...........................................................      23
 5.4     Delivery of Additional Documentation Required.....................................................      24
 5.5     Power of Attorney.................................................................................      24
 5.6     Right to Verify Accounts..........................................................................      25
 5.7     Right to Inspect Properties and Books and Records; Communication with Accountants.................      25
 5.8     Right to Inspect Collateral.......................................................................      25
 5.9     Right to Require Collateral Appraisals............................................................      25
 5.10    Control Agreements................................................................................      25
 5.11    Grant of License to Use Proprietary Rights........................................................      26
 5.12    Commercial Tort Claims............................................................................      26
 5.13    Letters in Lieu/Power of Attorney.................................................................      26
 5.14    Assignment of Runs................................................................................      27
SECTION 6.      CONDITIONS PRECEDENT TO CLOSING............................................................      27
SECTION 7.      REPRESENTATIONS AND WARRANTIES.............................................................      27
 7.1     Organization, Powers, Qualification, Good Standing, Business, and Subsidiaries....................      27
 7.2     Authorization of Borrowing, etc. .................................................................      28
 7.3     Collateral and Security Interests.................................................................      28
 7.4     Financial Condition...............................................................................      30
 7.5     Title to Collateral...............................................................................      30

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
 7.6     Proved Reserves; Ownership of Oil and Gas Properties..............................................      31
 7.7     Operations of Oil and Gas Properties..............................................................      32
 7.8     Maintenance of Properties.........................................................................      32
 7.9     Marketing of Production...........................................................................      32
 7.10    Leases............................................................................................      33
 7.11    Non-Consent Operations............................................................................      33
 7.12    Condition of Equipment............................................................................      33
 7.13    Wells.............................................................................................      33
 7.14    Swap Agreements...................................................................................      33
 7.15    Hedging Agreement.................................................................................      33
 7.16    Compliance with the Law...........................................................................      33
 7.17    Litigation; Adverse Facts.........................................................................      34
 7.18    Payment of Taxes..................................................................................      34
 7.19    Performance of Agreements; Materially Adverse Agreements..........................................      34
 7.20    Governmental Regulation...........................................................................      34
 7.21    Securities Activities.............................................................................      34
 7.22    Employee Plans....................................................................................      35
 7.23    Environmental Protection..........................................................................      35
 7.24    Disclosure........................................................................................      36
 7.25    Purpose of Credit Facility........................................................................      36
SECTION 8.      AFFIRMATIVE COVENANTS......................................................................      37
 8.1     Financial Statements and Other Reports............................................................      37
 8.2     Collateral Reporting..............................................................................      40
 8.3     Corporate Existence...............................................................................      41
 8.4     Payment of Taxes and Claims; Tax Consolidation....................................................      41
 8.5     Operation and Maintenance of Properties; Insurance................................................      41
 8.6     Inspection; Lender Meeting........................................................................      42
 8.7     Compliance with Laws, etc. .......................................................................      42
 8.8     Borrower's Remedial Action Regarding Hazardous Materials..........................................      44
 8.9     Oil and Gas Property Title Information............................................................      44
 8.10    Additional Collateral.............................................................................      44
 8.11    Payment of Obligation; Leases.....................................................................      45
 8.12    Further Assurances................................................................................      45
 8.13    Location of Inventory and Equipment...............................................................      45
 8.14    Use of Proceeds...................................................................................      45
 8.15    Reorganization Plan...............................................................................      45
SECTION 9.      NEGATIVE COVENANTS.........................................................................      45
 9.1     Indebtedness......................................................................................      46
 9.2     Prohibition on Liens..............................................................................      46
 9.3     Investments.......................................................................................      46
 9.4     Change in Location of Chief Executive Office; Inventory and Equipment with Bailees................      47
 9.5     Restriction on Fundamental Changes; Asset Sales...................................................      47
 9.6     Sales and Lease-Backs.............................................................................      47
 9.7     Sale or Discount of Receivables...................................................................      47
 9.8     Transactions with Affiliates......................................................................      47
 9.9     Distributions; Repurchases of Capital Stock.......................................................      48
 9.10    Conduct of Business...............................................................................      48
 9.11    Amendments or Waivers of Agreements...............................................................      48
 9.12    Gas Imbalances, Take-or-Pay or Other Prepayments..................................................      48
 9.13    Swap Agreements...................................................................................      48
 9.14    No Prohibited Transactions Under ERISA............................................................      49

 9.15    Maintenance of Proprietary Rights.................................................................      49
SECTION 10.     DEFAULT....................................................................................      50
 10.1    Failure to Make Payments When Due.................................................................      50
 10.2    Default in Other Agreements.......................................................................      50
 10.3    Breach of Certain Covenants.......................................................................      50
 10.4    Breach of Warranty................................................................................      50
 10.5    Other Defaults Under Loan Documents...............................................................      50
 10.6    Involuntary Bankruptcy; Appointment of Receiver, etc..............................................      50
 10.7    Voluntary Bankruptcy, Appointment of Receiver, etc................................................      50
 10.8    Judgments and Attachments.........................................................................      51
 10.9    Dissolution.......................................................................................      51
 10.10   Employee Plans....................................................................................      51
 10.11   Change of Control.................................................................................      51
 10.12   Failure of Security...............................................................................      51
 10.13   Confirmation Order................................................................................      51
 10.14   Lien Challenge....................................................................................      51
SECTION 11.     RIGHTS AND REMEDIES........................................................................      51
 11.1    Remedies Upon Event of Default....................................................................      52
 11.2    Waivers...........................................................................................      53
 11.3    Performance by Administrative Agent...............................................................      53
 11.4    Delegation of Duties; Reliance....................................................................      54
 11.5    Not in Control....................................................................................      54
 11.6    Course of Dealing.................................................................................      54
 11.7    Cumulative Rights.................................................................................      55
 11.8    Application of Proceeds...........................................................................      55
 11.9    Certain Proceedings...............................................................................      55
 11.10   Expenditures by Lenders...........................................................................      55
 11.11   INDEMNIFICATION...................................................................................      55
SECTION 12.     AGREEMENT AMONG LENDERS....................................................................      56
 12.1    Administrative Agent..............................................................................      56
 12.2    Expenses..........................................................................................      57
 12.3    Proportionate Absorption of Losses................................................................      57
 12.4    Delegation of Duties; Reliance....................................................................      58
 12.5    Limitation of Liability...........................................................................      58
 12.6    Event of Default; Collateral......................................................................      59
 12.7    Limitation of Liability...........................................................................      60
 12.8    Relationship of Lenders...........................................................................      60
 12.9    Benefits of Agreement.............................................................................      60
 12.10   Obligations Several...............................................................................      61
SECTION 13.     MISCELLANEOUS..............................................................................      61
 13.1    Headings..........................................................................................      61
 13.2    Nonbusiness Days..................................................................................      61
 13.3    Communications....................................................................................      61
 13.4    Form and Number of Documents......................................................................      62
 13.5    Survival..........................................................................................      62
 13.6    Governing Law.....................................................................................      62
 13.7    Invalid Provisions................................................................................      62
 13.8    ENTIRETY..........................................................................................      62
 13.9    JURISDICTION; VENUE; SERVICE OF PROCESS; JURY TRIAL...............................................      62
 13.10   Amendments, Consents, Conflicts, and Waivers......................................................      63
 13.11   Multiple Counterparts.............................................................................      64

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
13.12   Successors and Assigns; Assignments and Participations............................................      64
13.13   Uniform Commercial Code...........................................................................      65
13.14   Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances.......................      65
13.15   Uniform Commercial Code...........................................................................       1
13.16   Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances.......................       1

                             SCHEDULES AND EXHIBITS

Schedule C             -   Commercial Tort Claims
Schedule P             -   Proprietary Rights
Schedule 2.1           -   Lenders and Commitments
Schedule 2.7           -   Initial Collection Account Banks
Schedule 6             -   Conditions Precedent to Closing
Schedule 7.1           -   Subsidiaries/Capitalization
Schedule 7.2           -   Locations of Collateral; Borrower's address, FEIN and
                           Organizational ID Number
Schedule 7.5(a)(i)     -   Oil and Gas Properties
Schedule 7.5(a)(ii)    -   Net Revenue Interests
Schedule 7.5(a)(iii)   -   Material Contracts
Schedule 7.5(a)(iv)    -   Real Property
Schedule 7.6(e)        -   Imbalances or "Take or Pay" Payments
Schedule 7.7           -   Operations of Hydrocarbon Interests
Schedule 8.5           -   Insurance
Schedule 9.1           -   Existing Indebtedness
Schedule 9.2           -   Existing Liens

Exhibit A              -   Form of Term Loan Note
Exhibit B              -   [Intentionally Left Blank]
Exhibit C              -   Form of Assignment and Assumption
Exhibit D              -   Form of Letter in Lieu of Transfer Order

                        TERM LOAN AND SECURITY AGREEMENT

      THIS TERM LOAN AND SECURITY AGREEMENT is entered into as of November 16, 2004, among PANACO, INC., a Delaware corporation ("BORROWER"), Lenders (hereinafter defined), and MID RIVER LLC, a Delaware limited liability company, as Administrative Agent (hereinafter defined), for itself and the other Lenders.

                                    RECITALS

      WHEREAS, Borrower is a reorganized debtor in Case No. 02-37811 (the "CHAPTER 11 CASE") in the United States Bankruptcy Court for the Southern District Of Texas, Houston Division (the "COURT"); and

      WHEREAS, Borrower is a party to that certain Amended and Restated Loan and Security Agreement (as amended) dated as of September 30, 1999, among the Borrower, Mid River LLC, as substitute agent, and the various lenders party thereto; and

      WHEREAS, the Borrower has filed that certain Fifth Amended Joint Plan of Reorganization, as modified, dated as of October 29, 2004, and that certain Fifth Amended Joint Disclosure Statement Under Section 1125 of the Bankruptcy Code Regarding Fifth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Panaco, Inc., dated as of August 25, 2004 (together with any amendment or modifications thereto consented to by the Lenders, collectively, the "REORGANIZATION PLAN"); and

      WHEREAS, the Reorganization Plan was confirmed pursuant to that certain Findings of Fact, Conclusions of Law and Order Confirming Fifth Amended Plan of Reorganization, as Modified, and Disallowing Ballots of James Maxwell and Bob Mallory entered by the Court in the Chapter 11 Case on November 3, 2004 (the "CONFIRMATION ORDER"), after a final hearing under Bankruptcy Rule 3020, which Order is reasonably satisfactory in form and substance to Administrative Agent and the Required Lenders, and

      WHEREAS, as set forth in the Reorganization Plan and Confirmation Order, Borrower is restructuring the claims of Lenders in the Chapter 11 Case in accordance with the Reorganization Plan; and

      WHEREAS, Administrative Agent and the Lenders are willing to extend such financing to Borrower in accordance with and subject to the terms and conditions set forth in this Agreement:

      NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND TERMS.

      1.1 DEFINITIONS. As used herein:

      ACCOUNT DEBTOR means any Person who is or who may become obligated under, with respect to, or on account of, an Account, Chattel Paper, or a General Intangible.

      ACCOUNTS means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "accounts" as that term is defined in the UCC, and any and all Supporting Obligations in respect thereof.

                                                TERM LOAN AND SECURITY AGREEMENT

      ADMINISTRATIVE AGENT means Mid River LLC, a Delaware limited liability company, and its permitted successors and assigns as "ADMINISTRATIVE AGENT" for Lenders under the Loan Documents.

      AFFILIATE of any Person means any other individual or entity (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, or (ii) 5% or more of the Voting Stock (or in the case of an entity which is not a corporation, 5% or more of the voting equity interest) of which is beneficially owned or held by such Person; and, for purposes of this definition only, "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise).

      AGREEMENT means this Term Loan and Security Agreement (as the same may hereafter be amended, modified, supplemented, or restated from time to time).

      APPLICABLE LENDING OFFICE means, for each Lender, the "Lending Office" of such Lender (or an affiliate of such Lender) designated on SCHEDULE 2.1, attached hereto or such other office that such Lender (or an affiliate of such Lender) may from time to time specify to Administrative Agent and Borrowers by written notice in accordance with the terms hereof.

      ASSIGNMENT AND ASSUMPTION means an assignment and assumption entered into by a Lender and its assignee and accepted by Administrative Agent, in substantially the form of EXHIBIT C or any other form approved by Administrative Agent.

      AUTHORIZATIONS means all material filings, recordings, and registrations with, and all material validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, certificates of compliance, grants of authority, and permits from, any Governmental Authority.

      BOOKS means Borrower's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of Borrower's records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

      BORROWER is defined in the preamble to this Agreement.

      BORROWING means any amount disbursed (a) by one or more Lenders under the Loan Documents, whether such amount constitutes an original disbursement of funds or the continuation of an amount outstanding, or (b) by any Lender in accordance with, and to satisfy the obligations of any Borrower under, any Loan Document.

      BUSINESS DAY means for all purposes, any day other than Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in Dallas, Texas or New York, New York.

      CAPITAL LEASE means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

      CASH EQUIVALENTS means:

                                                TERM LOAN AND SECURITY AGREEMENT

            (a) Readily marketable, direct, full faith and credit obligations of the United States of America, or obligations guaranteed by the full faith and credit of the United States of America, maturing within not more than one year from the date of acquisition;

            (b) Readily marketable, direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within not more than one year from the date of acquisition, and, at the time of acquisition, having the highest rating obtainable from either Moody's Investors Service, Inc. ("MOODY'S") or Standard and Poor's Rating Group (a division of McGraw-Hill, Inc., "S&P");

            (c) Commercial paper maturing no more than one year from the date of issuance and rated, at the time of acquisition, at least P-1 from Moody's or at least A-1 from S&P;

            (d) Short term certificates of deposit or banker's acceptances maturing within one year from the date of issuance having a rating of at least P-1 from Moody's or at least A-1 from S&P, issued by any Lender or any commercial bank organized under the Laws of the United States of America, or any state thereof or the District of Columbia, having combined capital and surplus of not less than $250,000,000 (each Lender and such commercial bank being herein called a "CASH EQUIVALENT BANK") and not subject to set off Rights in favor of such bank;

            (e) Eurodollar time deposits maturing within one year purchased directly from any Cash Equivalent Bank (provided such deposit is with such Cash Equivalent Bank or any other Cash Equivalent Bank); and

            (f) any money market or mutual fund which invests only in the foregoing types of investments and the liquidity of which is satisfactory to Administrative Agent.

      CHANGE OF CONTROL means that (a) except as otherwise permitted under the Reorganization Plan, a majority of the members of the Board of Directors do not constitute Continuing Directors, or (b) Borrower ceases to own, directly or indirectly, and control 100% of the outstanding Stock of each of its Subsidiaries extant as of the Closing Date.

      CHATTEL PAPER means all of Borrower's now owned or hereafter acquired right, title and interest in respect of "chattel paper" as such term is defined in the UCC, including, without limitation, any tangible or electronic Chattel Paper.

      CLOSING DATE means the date upon which this Agreement has been executed by Borrower, Lenders, and Administrative Agent and all conditions precedent specified in SECTION 6 have been satisfied or waived.

      CODE means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

      COLLATERAL means all of Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

            (a) Accounts,

            (b) Books,

            (c) Chattel Paper,

                                          TERM LOAN AND SECURITY AGREEMENT

            (d) Commercial Tort Claims,

            (e) Deposit Accounts,

            (f) Equipment,

            (g) General Intangibles,

            (h) Inventory,

            (i) Investment Property (including all of its securities and Securities Accounts),

            (j) Negotiable Collateral,

            (k) Proprietary Rights,

            (l) Oil and Gas Properties,

            (m) Supporting Obligations,

            (n) money, cash, Cash Equivalents, or other assets of Borrower that now or hereafter come into the possession, custody, or control of any member of the Lenders,

            (o) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Proprietary Rights, Oil and Gas Properties, Supporting Obligations, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof; provided, however, that Collateral shall not include any molds or tools that are owned by third parties but located on Borrower's premises, and

            (p) to the extent not included in the foregoing, all other personal property of Borrower of any kind or description.

      COLLATERAL DOCUMENTS means the Mortgages, the Letters in Lieu, and all other security agreements, pledge agreements, mortgages, financing statements, assignments of partnership interests, and guaranties at any time delivered to Administrative Agent to create or evidence Liens securing the Obligation (or any part thereof), together with all reaffirmations, amendments, and modifications thereof or supplements thereto.

      COLLECTIONS means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrower.

      COMMERCIAL TORT CLAIMS means all of Borrower's now owned or hereafter acquired right, title and interest with respect to any "commercial tort claim" as such term is defined in the UCC, including without limitation, the Commercial Tort Claims on SCHEDULE C.

                                                TERM LOAN AND SECURITY AGREEMENT

      COMMITMENT PERCENTAGE means, at any date of determination, for any Lender, the proportion (stated as a percentage) that its Committed Sum bears to the aggregate Committed Sums of all Lenders.

      COMMITTED SUM means, at any date of determination occurring prior to the initial Borrowing, the amount stated beside such Lender's name on SCHEDULE 2.1 to this Agreement.

      CONTINUING DIRECTOR means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower and whose initial assumption of office resulted from such contest or the settlement thereof.

      CONTRACTUAL OBLIGATION means, as applied to any Person, any provision of any security or equity issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement, or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

      DDA means any checking or other demand deposit account maintained by Borrower.

      DEBTOR RELIEF LAWS means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.

      DEPOSIT ACCOUNTS means all of Borrower's now owned or hereafter acquired right, title and interest with respect to any "deposit account" as such term is defined in the UCC, including, without limitation, any DDAs.

      DESIGNATED ACCOUNT means account number 033595241 of Panaco maintained with Borrower's Designated Account Bank, or such other deposit account of Panaco (located within the United States) which has been designated, in writing and from time to time, by Borrower to Administrative Agent.

      DESIGNATED ACCOUNT BANK means First American Bank, SSB, whose office is located at One Lincoln Park, 8401 N. Central Expressway #500, Dallas, TX 752255.

      DOLLARS and the symbol $ means lawful money of the United States of America.

      EMPLOYEE PLAN means, at any time, each Single-Employer Plan and each Multiemployer Plan.

      ENVIRONMENTAL CLAIM means any written accusation, allegation, notice of violation, claim, demand, abatement order or other order, or direction (conditional or otherwise) by any Governmental Authority or any Person for any: costs of investigation and remediation; contribution or indemnity; direct, indirect, or consequential damages, including, without limitation, personal injury (including sickness, disease, or death), tangible or intangible property damage, natural resources, or other damages or adverse effects on the environment; or for fines, penalties, or restrictions, in each case relating to, resulting from, or in connection with Hazardous Materials or any violation of Environmental Laws and relating to Borrower, any of its Subsidiaries, any of their respective Affiliates that are directly or indirectly controlled by Borrower, or any Facility which in any case could reasonably be expected to have a Material Adverse Effect.

                                                TERM LOAN AND SECURITY AGREEMENT

      ENVIRONMENTAL LAW means all laws, statutes, ordinances, judicial, or administrative orders, rules, regulations, plans, policies, or decrees and the like relating to (a) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses, or injuries resulting from the Release or threatened Release of Hazardous Materials, (b) the generation, use, storage, transportation, or disposal of Hazardous Materials, or (c) occupational safety and health, public health and safety, industrial hygiene or protection of the environment, including environmentally sensitive aspects such as wetlands and endangered species, in any manner applicable to Borrower or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.
Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA and the term "oil and gas waste" shall have the meaning specified in Section 91.1011 of the Texas Natural Resources Code ("SECTION 91.1011"); provided, however, that (a) in the event either OPA, CERCLA, RCRA or Section 91.1011 is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste," "disposal" or "oil and gas waste" which is broader than that specified in either OPA, CERCLA, RCRA or Section 91.1011, such broader meaning shall apply.

      EQUIPMENT means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

      ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rulings thereunder.

      ERISA AFFILIATE means any Borrower or trade or business (whether or not incorporated) which, for purposes of Title IV of ERISA, is, or has been within the past six years, a member of any Borrower's controlled group or which is, or has been within the past six years, under common control with any Borrower within the meaning of Section 414(b), (c), (m), or (o) of the Code.

      ERISA EVENT means (i) a "reportable event" within the meaning of Section 4043(c) of ERISA and the regulations issued thereunder with respect to any Employee Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation or with respect to which no penalty will be assessed by the PBGC for failure to satisfy such notice requirements); (ii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Employee Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Single-Employer Plan or the failure to make any required contribution to a Multiemployer Plan;
(iii) the provision by the

                                                TERM LOAN AND SECURITY AGREEMENT
administrator of any Employee Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the withdrawal by Borrower or any of its ERISA Affiliates from any Employee Plan with two or more contributing sponsors or the termination of any such Employee Plan resulting, in either case, in liability pursuant to Section 4063 or 4064 of ERISA, respectively; (v) the institution by the PBGC of proceedings to terminate any Employee Plan pursuant to Section 4042 of ERISA; (vi) the imposition of liability on Borrower or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by Borrower or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan resulting in withdrawal liability pursuant to Section 4201 of ERISA, or the receipt by Borrower or any of its ERISA Affiliates of written notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4042 of ERISA or under Section 4041A of ERISA if such termination would result in liability to Borrower or any of its ERISA Affiliates; (viii) the imposition on Borrower or any of its ERISA Affiliates of fines, penalties, or taxes under Chapter 43 of the Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Plan; (ix) the failure of any Employee Plan (or any other Employee Plan intended to be qualified under Section 401(a) of the
Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Employee Plan to qualify for exemption from taxation under
Section 501(a) of the Code; or (x) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any Employee Plan.

      EVENT OF DEFAULT is defined in SECTION 10.

      EXCHANGE ACT means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

      EXHIBIT means an exhibit to this Agreement unless otherwise specified.

      FACILITIES means any and all real property (including, without limitation, all buildings, fixtures, or other improvements located thereon) now, hereafter, or heretofore owned, leased, operated, or used by Borrower or any of its Subsidiaries (but only as to portions of buildings actually leased or used) or any of their respective predecessors or any of their respective Affiliates that are directly or indirectly controlled by Borrower.

      FEDERAL FUNDS RATE means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by Administrative Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent (in its individual capacity) on such day on such transactions as determined by Administrative Agent (which determination shall be conclusive and binding, absent manifest error).

      FISCAL YEAR means the fiscal year of Borrower and its Subsidiaries ending on December 31 of each calendar year.

                                                TERM LOAN AND SECURITY AGREEMENT

      GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable from time to time.

      GENERAL INTANGIBLES means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "general intangibles" (as that term is defined in the UCC), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims, and any and all Supporting Obligations in respect thereof, and any other personal property other than goods, money, Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Investment Property, and Negotiable Collateral.

      GOVERNMENTAL AUTHORITY means any (a) state, county, city, town, village, or other local, state, or federal judicial, executive, regulatory, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

      HAZARDOUS MATERIALS means (a) any chemical, material or substance defined as or included in the definition of "hazardous substances", "pollutant or contaminant", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws;
(b) any oil, petroleum, petroleum fraction, or petroleum derived substance; (c) any drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (d) any flammable substances or explosives; (e) any radioactive materials; (f) asbestos in any form; (g) urea formaldehyde foam insulation; (h) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls; (i) pesticides; (j) infectious materials;
(k) toxic mold; and (l) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

      HYDROCARBON INTERESTS means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

      HYDROCARBONS means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

      INDEBTEDNESS means, as applied to any Person, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than accounts payable incurred in the ordinary course of business and accrued expenses incurred in the ordinary course of business), (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and other trade payables incurred in the ordinary course of business) and (e) all indebtedness secured by any Lien on any property or asset owned or held by that

                                                TERM LOAN AND SECURITY AGREEMENT

Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

      INVENTORY means all Borrower's now owned or hereafter acquired right, title, and interest with respect to "inventory," as that term is defined in the UCC.

      INVESTMENT means (a) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of, or of a beneficial interest in, stock or other securities or equity of any other Person (other than a Person that, prior to such purchase or acquisition, was a wholly-owned Subsidiary of Borrower), or (b) any direct or indirect loan, advance (other than advances to employees for moving, entertainment, and travel expenses, drawing accounts, and similar expenditures in the ordinary course of business) or capital contribution by Borrower or any of its Subsidiaries to any other Person other than a wholly-owned Subsidiary of Borrower, including all Indebtedness and accounts receivable acquired from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business; provided, however, that the term "Investment" shall not include (i) current trade and customer accounts receivable for goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (ii) advances and prepayments to suppliers for goods and services in the ordinary course of business, (iii) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to Borrower or any of its Subsidiaries or as security for any such Indebtedness or claims, (iv) cash held in deposit accounts with banks, trust companies, and Lenders, and (v) shares in a mutual fund that invests solely in Cash Equivalents. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment.

      INVESTMENT PROPERTY means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the UCC, and any and all supporting obligations in respect thereof.

      LAWS means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority.

      LENDERS means, on any date of determination, the financial institutions named on SCHEDULE 2.1 (as the same may be amended from time to time to reflect the assignments made in accordance with SECTION 13.12(b) of this Agreement), and subject to the terms and conditions of this Agreement, and their respective successors and assigns (but not any Participant who is not otherwise a party to this Agreement).

      LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right of or arrangement with any creditor (other than under or relating to subordination or other intercreditor arrangements) to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

      LITIGATION means any action by or before any Governmental Authority.

      LOAN DOCUMENTS means (a) this Agreement, the Term Loan Notes, and the Collateral Documents, (b) all agreements, documents, or instruments in favor of Administrative Agent or Lenders ever delivered pursuant to this Agreement or otherwise delivered in connection with all or any part of the Obligation, and
(c) any and all future renewals, extensions, restatements, reaffirmations, or amendments of, or supplements to, all or any part of the foregoing.

                                                TERM LOAN AND SECURITY AGREEMENT

      LOAN PARTIES means, on any date of determination, Borrower and any other obligor under a Loan Document other than Administrative Agent or Lenders.

      LOCKBOX ACCOUNT shall mean a depositary account established pursuant to one of the Lockbox Agreements.

      LOCKBOX AGREEMENTS means Lockbox Operating Procedural Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Administrative Agent, each of which is among Borrower, Administrative Agent, and one of the Lockbox Banks.

      LOCKBOX BANKS means Southwest Bank of Texas or such other banks as may be agreed to by Borrower and Lender from time to time.

      LOCKBOXES has the meaning set forth in SECTION 3.12(a).

      MARGIN STOCK has the meaning assigned to that term in Regulation U.

      MATERIAL ADVERSE EFFECT means any (a) material impairment of the ability of any Loan Party to perform any payment or other obligations under any Loan Document, (b) material and adverse effect on the business, operations, prospects, properties, assets, or condition (financial or otherwise) of Borrower and its Subsidiaries (taken as a whole), (c) material adverse effect upon the legality, validity, binding effect, or enforceability against a Loan Party of any Loan Document to which it is a party, or (d) a material impairment in the perfection or priority of Administrative Agent's security interest in the Collateral or in the value of such Collateral.

      MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

      MORTGAGE means a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party to the Administrative Agent, in the form as may be approved by Administrative Agent in its sole discretion, in each case with such changes thereto as may be recommended by Administrative Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, as such security instrument may be amended, supplemented, or otherwise modified from time to time. "MORTGAGES" means all such security instruments.

      MORTGAGED PROPERTY means any Property owned by the Borrower which is subject to the Liens existing and to exist under the terms of the Mortgages.

      MULTIEMPLOYER PLAN means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which any Borrower, any Subsidiary thereof, or any ERISA Affiliate of any Borrower is making, has made, is accruing, or has accrued, an obligation to make contributions or has, within any of the preceding five plan years, made or accrued an obligation to make contributions.

      NEGOTIABLE COLLATERAL means all of Borrower's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, and documents and any and all Supporting Obligations in respect thereof.

                                                TERM LOAN AND SECURITY AGREEMENT

      NYMEX PRICE means, as of the date of the determination thereof, the average of the 24 succeeding monthly futures contract prices, commencing with the month during which the determination is to be made, for each of the appropriate crude oil or natural gas categories included in the most recent Reserve Report provided by Borrower to Administrative Agent pursuant to SECTION 8.2, as quoted on the New York Mercantile Exchange ("NYMEX"), or, if the NYMEX no longer provides futures contract price quotes for 24 month periods, the longest period of quotes of less than 24 months shall be used, and, if the NYMEX no longer provides such futures contract quotes or has ceased to operate, the Administrative Agent shall designate another nationally recognized commodities exchange to replace the NYMEX.

      NYMEX VALUE means, at any date of determination thereof as to any Proved Reserves of Borrower, the result of

            (a) the discounted present value of future net revenues (i.e., after deducting production and ad valorem taxes and less future capital costs and operating expenses) from Proved Reserves of Borrower as of such date utilizing the NYMEX Price for the appropriate category of oil or gas as quoted in a nationally recognized publication for such pricing as selected as of such date by Administrative Agent and assuming that production costs thereafter remain constant, then discounted at a rate of 10% per year to obtain the present value; minus

            (b) to the extent not taken into account in SUBPARAGRAPH (a) above, the discounted present value (discounted at a rate of 10% per year) of Borrower's future plugging and abandonment expenses; minus

            (c) to the extent not taken into account in SUBPARAGRAPH (a) above, minority interests and other interests of Persons other than Borrower and any natural gas balancing liabilities of Borrower.

      OBLIGATION means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent, any Lender, or any Affiliate of any Lender by any Loan Party arising from, by virtue of, or pursuant to any Loan Document, together with all interest accruing thereon, fees, costs, and expenses (including, without limitation, all reasonable attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Documents.

      OFFICER'S CERTIFICATE means, with respect to any Person, a certificate executed on behalf of such Person, (a) if such Person is a partnership, by the chairman of the Board (if an officer) or chief executive officer and/or by the chief financial officer of its general partner and (b) if such Person is a corporation, on behalf of such corporation by its chairman of the board (if an officer) or chief executive officer or its chief financial officer or vice president.

      OIL AND GAS PROPERTIES means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements,

                                                TERM LOAN AND SECURITY AGREEMENT
hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

      PARTICIPANT is defined in SECTION 13.12(c).

      PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

      PERMITTED LIENS means (a) Liens held by Administrative Agent for the benefit of the Lenders, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on SCHEDULE 9.2, (d) the interests of lessors under operating leases and purchase money Liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset is permitted under SECTION 9.2(c) and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, or other like Liens arising by operation of law incidental to the exploration, development, operation and maintenance of Oil and Gas Properties, in each case incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, which Liens are for sums not yet due and payable whether or not perfected pursuant to applicable law, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens on deposits and escrowed funds made to secure performance of bids, tenders and leases (to the extent permitted under this Agreement) incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (h) Liens of or resulting from any judgment or award that do not result in and reasonably could not be expected to result in a Material Adverse Effect and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (i) Liens with respect to the Oil and Gas Properties that are exceptions to the title opinions issued in connection with the Mortgages, (j) with respect to any Oil and Gas Properties consisting of Hydrocarbon Interests acquired by Borrower or any of its Subsidiaries after the date of this Agreement, (i) minor defects in title which (A) do not affect the marketability thereof or restrict the full use or other benefits of ownership by Borrower or such Subsidiary, as the case may be, and (B) do not affect the ability of Borrower or such Subsidiary, as the case may be, to receive a share of production or proceeds from, allocated to, or attributable to such Hydrocarbon Interests equal to the interest of Borrower or such Subsidiary, as the case may be, therein as represented herein or in the other Loan Documents, and (C) do not materially interfere with the ordinary conduct of the business of Borrower or such Subsidiary, as the case may be, and (D) do not interfere with or impair the value of Administrative Agent's Lien therein for the benefit of the Lenders, and (E) are customarily waived by reasonable and prudent operators, and (ii) Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Hydrocarbon Interest covered by such Lien for the purposes for which such

                                                TERM LOAN AND SECURITY AGREEMENT

Hydrocarbon Interest is held by the Borrower or any Subsidiary, does not materially interfere with or impair the value of such Hydrocarbon Interest subject thereto or Administrative Agent's Lien therein for the benefit of the Lenders, is customarily waived by reasonable and prudent operators, and is consented to in writing by Administrative Agent, (k) farmout, carried working interests, joint operating, unitization, royalty, overriding royalty, sales and similar agreements relating to the exploration or development of, or production from, Oil and Gas Properties or the sale of the hydrocarbons after they are produced which are existing at the time of acquisition of such Oil and Gas Property, are usual and customary for the industry, and are disclosed to and approved by Administrative Agent.

      PERMITTED PROTEST means the right of Borrower to protest any Lien other than any such Lien that secures the Obligations, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in an amount that is reasonably satisfactory to Administrative Agent, (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Administrative Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens in and to the Collateral.

      PERSON means any individual, entity, or Governmental Authority.

      PERSONAL PROPERTY COLLATERAL means all Collateral other than Oil and Gas Properties.

      POST-DEFAULT RATE means a per annum rate of interest equal from day to day to the lesser of (a) the then-effective non-Default interest rate, plus 2% and
(b) the Maximum Rate.

      POTENTIAL DEFAULT means the occurrence of any event or existence of any circumstance which, with the giving of notice or lapse of time or both, would become an Event of Default.

      PROPERTY means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

      PROPRIETARY RIGHTS means all of Borrower's now owned and hereafter arising or acquired licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on SCHEDULE P hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

      PROVED DEVELOPED NON-PRODUCING RESERVES means Proved Reserves of Borrower, other than Proved Developed Producing Reserves and Proved Undeveloped Reserves, that can be expected to be recovered through existing wells with existing equipment and operating methods.

      PROVED DEVELOPED PRODUCING RESERVES means Proved Reserves of Borrower, other than Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves, that can be expected to be recovered from currently producing zones under the continuation of present operating methods.

      PROVED RESERVES means at any particular time, the estimated quantities of Hydrocarbons which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs attributable to Hydrocarbon Interests included or to be included in the Reserve Report under existing economic and operating conditions.

                                                TERM LOAN AND SECURITY AGREEMENT

      PROVED UNDEVELOPED RESERVES means Proved Reserves of Borrower, other than Proved Developed Producing Reserves and Proved Developed Non-Producing Reserves, that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

      PV-10 VALUE means, at any date of determination thereof, as to any Proved Reserves, the result of:

            (a) the discounted present value of future net revenues (i.e., after deducting production and ad valorem taxes and less future capital costs and operating expenses) from such Proved Reserves as most recently estimated in a Reserve Report utilizing the spot price for the appropriate category of oil or gas as quoted in a nationally recognized publication selected by Administrative Agent for such pricing as of the date of the determination of PV-10 Value and assuming that production costs thereafter remain constant, then discounted at a rate of 10% per year to obtain the present value; minus

            (b) to the extent not taken into account in SUBPARAGRAPH (a) above, the discounted present value of Borrower's future plugging and abandonment expenses; minus

            (c) to the extent not taken into account in SUBPARAGRAPH (a) above, minority interests and other interests of Persons other than Borrower and any natural gas balancing liabilities of Borrower.

      REGULATION D means Regulation D of the Board of Governors of the Federal Reserve System, as amended.

      REGULATION U means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

      RELEASE means any release, spill, emission, emptying, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching, or migration of Hazardous Materials into or in the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers, or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater, or property.

      REPRESENTATIVES means representatives, officers, directors, employees, attorneys, and agents.

      REQUIRED LENDERS means those Lenders holding 65% or more of the Term Loan Principal Debt.

      RESERVE REPORT means a report, in form and substance satisfactory to Administrative Agent,, prepared by a firm of independent petroleum engineers acceptable to Administrative Agent evaluating the oil and gas reserves attributable to the Hydrocarbon Interests of Borrower and its Subsidiaries (as determined on an unconsolidated basis) which shall, among other things, (a) identify the wells covered thereby, (b) specify said third party's opinions with respect to the total volume of Proved Reserves (specifying with such opinions the terms of categories Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves) which Borrower has the right to produce (or cause to be produced) for its own account, (c) set forth said firm's opinions with respect to the PV-10 Value and the NYMEX Value of each of the categories of the Proved Reserves as specified in SUBCLAUSE (b) above,
(d) set forth said firm's opinions with respect to the projected future rate of

                                                TERM LOAN AND SECURITY AGREEMENT

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

production of the Proved Reserves, (e) contain such other information as requested by Administrative Agent with respect to the projected rate of production, gross revenues, operating expenses, net income, taxes, capital expenditures and other capital costs, net revenues and present value of future net revenues attributable to such reserves and production therefrom, and (f) contain a statement of the price and escalation parameters, procedures and assumptions upon which such determinations were based.

      RIGHTS means rights, remedies, powers, privileges, and benefits.

      SCHEDULE means, unless specified otherwise, a schedule attached to this Agreement, as the same may be supplemented and modified from time to time in accordance with the terms of the Loan Documents.

      SECURITIES ACCOUNT means a "securities account" as that term is defined in the UCC.

      SECURITIES ACT means the Securities Act of 1933, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

      SINGLE-EMPLOYER PLAN means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and established or maintained by any Borrower, Subsidiary thereof, or ERISA Affiliate of any Borrower, but not including any Multiemployer Plan.

      SUBSIDIARY of any Person means (a) any entity of which an aggregate of more than 50% (in number of votes) of the stock, membership interests, or other equity interests is owned of record or beneficially, directly or indirectly, by such Person, or (b) any partnership (limited or general) of which such Person shall at any time be the controlling general partner determined in accordance with GAAP or own more than 50% of the issued and outstanding partnership interests.

      SUPPORTING OBLIGATIONS means all of Borrower's now owned or hereafter acquired right, title and interest with respect to any "supporting obligation" as that term is defined in the UCC.

      SWAP AGREEMENT means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, "over-the-counter" or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

      TAXES is defined in SECTION 4.1.

      TERM LOAN FACILITY means the credit facility as described in and subject to the limitations set forth in SECTION 2 hereof.

      TERM LOAN NOTE means a promissory note substantially in the form of EXHIBIT A, and all renewals and extensions of all or any part thereof.

      TERM LOAN PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of the sum of all Borrowings under the Term Loan Facility.

                                                TERM LOAN AND SECURITY AGREEMENT

      TERMINATION DATE means the earlier of (a) September 30, 2011, and (b) the effective date of any other acceleration of the Term Loan Principal Debt.

      TRADEMARKS means all Borrower's now owned or hereafter arising or acquired trademarks, service marks, trade names, trade styles, trademark and service mark applications, and all licenses and rights related thereto, described in the definition of Proprietary Rights.

      UCC or UNIFORM COMMERCIAL CODE means the Uniform Commercial Code as in effect from time to time in the State of New York - or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction - and shall include all successor provisions under any subsequent version or amendment to any Article of the Uniform Commercial Code.

      UNFUNDED CURRENT LIABILITY means, with respect to any Employee Plan, the amount, if any, by which the actuarial present value of the accumulated plan benefits under such Employee Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by such Employee Plan's actuary in the most recent annual valuation of such Employee Plan.

      VOTING STOCK means securities (as such term is defined in Section 2(1) of the Securities Act) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

      WALL STREET JOURNAL LIBOR DAILY FLOATING RATE means, for any day, a fluctuating rate of interest equal to the one month London interbank offered rate as published in the "Money Rates" Section of The Wall Street Journal on the immediately preceding banking day (or, if such source is not available, such alternate source as determined by the Administrative Agent), as adjusted from time to time in the Administrative Agent's sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs.

      1.2 NUMBER AND GENDER OF WORDS; OTHER REFERENCES. Unless otherwise specified in the Loan Documents, (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender,
(b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions, (f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

      1.3 ACCOUNTING PRINCIPLES. Except as otherwise expressly provided herein, all accounting and financial terms used in the Loan Documents and the compliance with each financial covenant therein shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period. If Borrower or Required Lenders

                                                TERM LOAN AND SECURITY AGREEMENT
determine that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, such party may, by written notice to the others and Administrative Agent not later than ten days after the effective date of such change in GAAP, request renegotiation of the financial covenants affected by such change. If Borrower and Required Lenders have not agreed on revised covenants within 30 days after delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change that gave rise to the renegotiation occurred.

SECTION 2. TERM LOAN FACILITY. Each Lender severally, but not jointly, agrees to restructure the claims of the Lenders in the Chapter 11 Case in accordance with the terms of the Reorganization Plan in the amount of such Lender's Commitment Percentage of $38,000,000. If all or any portion of the Term Loan Principal Debt is paid or prepaid, then the amount so repaid may not be re-borrowed.

SECTION 3. TERMS OF PAYMENT.

      3.1 LOAN ACCOUNTS, NOTES, AND PAYMENTS.

            (a) Loan Accounts; Noteless Transaction. The Term Loan Principal Debt owed to each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Term Loan made by Borrower from each Lender under this Agreement and the interest and principal payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Loan Parties under the Loan Documents to pay any amount owing with respect to the Obligation.

            (b) Notes. Upon the request of any Lender, made through Administrative Agent, the Principal Debt owed to such Lender may be evidenced by a Term Loan Note. In such event, Borrower shall promptly prepare, execute, and deliver to such Lender such Note payable to the order of such Lender.

            (c) Payment. All payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the other Loan Documents shall be made to Administrative Agent via the following wiring instructions:

                         Fleet Bank
                         ABA No. 021-200-339
                         For account of Mid River LLC
                         Account no. 94 293 82 604

      in Dollars and in funds which are or will be available for immediate use by Administrative Agent by 1:00 p.m., New York, New York time on the day due, without setoff, deduction, or counterclaim. Payments made after 1:00 p.m., New York, New York time shall be deemed made on the Business Day next following. Administrative Agent shall pay to each Lender any payment of principal, interest, or other amount to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from Borrower; provided such payment is received by Administrative Agent prior to 1:00 p.m., New York, New York time, and otherwise before 1:00 p.m., New York, New York time on the Business Day next following.

            (d) Payment Assumed. Unless Administrative Agent has received notice from Borrower prior to the date on which any payment is due under this Agreement that Borrower will

                                                TERM LOAN AND SECURITY AGREEMENT
      not make that payment in full, Administrative Agent may assume that Borrower has made the full payment due and Administrative Agent may, in reliance upon that assumption, cause to be distributed to the appropriate Lender on that date the amount then due to such Lenders. If and to the extent Borrower does not make the full payment due to Administrative Agent, each Lender shall repay to Administrative Agent on demand the amount distributed to that Lender by Administrative Agent together with interest for each day from the date that Lender received payment from Administrative Agent until the date that Lender repays Administrative Agent (unless such repayment is made on the same day as such distribution), at an annual interest rate equal to the Federal Funds Rate.

      3.2 PAYMENTS. The principal of and accrued interest upon the Term Loan Principal Debt shall be due and payable as follows:

      (a) Interest, computed as stated below, shall be due and payable quarterly as it accrues, commencing March 15, 2005, and thereafter, on the 15th day of each succeeding June, September, December and March, and at maturity; and,

      (b) Principal shall be due and payable (i) in twenty-seven (27) equal quarterly installments, each in the amount of $1,357,142.86, commencing on March 15, 2005, and thereafter, on the 15th day of each succeeding June, September, December and March, through and including September 15, 2011, and (ii) in one final installment, on December 15, 2011, in the amount of the unpaid principal balance of and accrued unpaid interest upon the Loan as of such date.

      3.3 PREPAYMENTS. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part. All such prepayments shall be made, together with accrued interest to the date of such prepayment on the principal amount prepaid.

      3.4 INTEREST ACCRUAL. Except as otherwise provided in this Agreement, the Term Loan Principal Debt bears interest at a rate per annum equal to the lesser of (a) the Wall Street Journal LIBOR Daily Floating Rate plus four percent (4%) and (b) the Maximum Rate. Each change in such per annum rate of interest, subject to the terms of this Agreement, will become effective, without notice to Borrower or any other Person, upon the effective date of such change.

      3.5 POST-DEFAULT RATE. At the option of Required Lenders and to the extent permitted by Law, all past-due Term Loan Principal Debt and past due interest accruing on any of the Obligation shall bear interest from maturity (stated or by acceleration) at the Post-Default Rate until paid; provided that, the Post-Default Rate shall automatically apply in the case of SECTION 11.3 where the Post-Default Rate is specified.

      3.6 INTEREST RECAPTURE. If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Term Loan Principal Debt, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would

                                                TERM LOAN AND SECURITY AGREEMENT
have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Term Loan Principal Debt.

      3.7 INTEREST CALCULATIONS. Interest will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be). All interest rate determinations and calculations by Administrative Agent are conclusive and binding absent manifest error.

      3.8 MAXIMUM RATE. Regardless of any provision contained in any Loan Document, neither Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit,
(b) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and
(d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation. However, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount. If the laws of the state of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "weekly ceiling" from time to time in effect under Texas Finance Code Section 303.009, as amended. Borrower agrees that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not apply to the Obligation.

      3.9 APPLICATION OF PAYMENTS.

            (a) No Default. If no Event of Default or Potential Default exists, payments and prepayments shall be applied in the order and manner as Borrower may direct.

            (b) Default. If an Event of Default or Potential Default exists, any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied to the Obligation in the following order: (i) to the ratable payment of all fees, expenses, and indemnities for which Administrative Agent or Lenders have not been paid or reimbursed in accordance with the Loan Documents (as used in this SECTION 3.9(b), a "ratable payment" for any Lender or Administrative Agent shall be, on any date of determination, that proportion which the portion of the total fees, expenses, and indemnities owed to such Lender or Administrative Agent bears to the total aggregate fees and indemnities owed to all Lenders and Administrative Agent on such date of determination); and (ii) to the payment of the remaining Obligation in the order and manner Required Lenders deem appropriate.

      Subject to the provisions of SECTION 11 and provided that Administrative Agent shall not in any event be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from Required Lenders or an action in the nature of interpleader) in the event of any doubt or

                                                TERM LOAN AND SECURITY AGREEMENT

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

dispute as to any apportionment or distribution contemplated hereby, Administrative Agent shall promptly distribute such amounts to each Lender in accordance with the Agreement and the related Loan Documents.

      3.10 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or prepayment with respect to the Obligation (whether voluntary, involuntary, or otherwise) which is in excess of its share of any such payment in accordance with the relevant Rights of the Lenders under the Loan Documents, then such Lender shall purchase from the other Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment with each other Lender in accordance with the relevant Rights under the Loan Documents. If all or any portion of such excess payment is subsequently recovered from such purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of such recovery. Borrower agrees that any Lender purchasing a participation from another Lender pursuant to this SECTION 3.10 may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

      3.11 OFFSET. If an Event of Default exists, each Lender shall be entitled to exercise (for the benefit of all Lenders) the Rights of offset and/or banker's Lien against each and every account and other property, or any interest therein, which any Borrower may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the full amount of the Obligation.

      3.12 COLLECTION OF ACCOUNTS.

            (a) Borrower (i) shall establish and maintain lock boxes ("LOCKBOXES") at one or more banks set forth on SCHEDULE 2.7, (ii) shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lockboxes, (iii) shall and shall cause each of its Subsidiaries to instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of such Borrower or such Subsidiary, as the case may be, to remit all Collections in respect thereof to such Lockbox Account, and (iv) shall, and shall cause each of its Subsidiaries to, deposit all other Collections received by Borrower from any source immediately upon receipt in to the Lockboxes. Borrower, each of Borrower's Subsidiaries, Administrative Agent, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Borrower agrees that all Collections and other amounts received by Borrower or any of its Subsidiaries from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by Borrower or any of its Subsidiaries without the prior written consent of Administrative Agent. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired each Business Day into the Administrative Agent's Account; provided, however, that Administrative Agent reserves the right, in its sole discretion, to require that any amounts received in a Lockbox Account which may represent amounts attributable to trust funds (i.e., production taxes, severance taxes, or payroll taxes) or amounts attributable to Hydrocarbon Interests of third Persons be segregated by the Lockbox Bank and held in a separate account or otherwise as directed by Administrative Agent.

            (b) The Lockboxes, Collection Accounts and Designated Account shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations and all other Indebtedness, and in which each Loan Party shall have granted a Lien to Administrative Agent hereunder and pursuant to the other Loan Documents.

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

            (c) Borrower shall and shall cause its Designated Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Borrower (each a "RELATED PERSON") to (i) hold in trust for Administrative Agent all checks, cash and other items of payment received by Borrower or any such Related Person, and (ii) within one (1) Business day after receipt by such Borrower or any Related Person of any checks, cash or other items of payment, deposit the same into a Collection Account of such Borrower. Each Borrower and each Related Person thereof acknowledges and agrees that all cash, checks or items of payment constituting proceeds of Collateral are the property of Administrative Agent for the benefit of Lenders. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into the applicable Borrower Collection Account.

      3.13 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any Collections by Administrative Agent (whether from transfers to Administrative Agent by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under SECTION 2, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Administrative Agent Account or unless and until such Collection item is honored when presented for payment; provided, however, that Administrative Agent reserves the right, in its sole discretion, to exclude from such provisional reduction and payment the amount of any such Collections that Administrative Agent determines may constitute trust funds (e.g., production taxes, severance taxes, or payroll taxes) or amounts attributable to Hydrocarbon Interests of third Persons. From and after the Closing Date, Administrative Agent shall be entitled to charge Borrower for 1 Business Day of `clearance' or `float' at the rate set forth in SECTION 3.4, on all Collections that are received by the Lockbox Banks or Administrative Agent (regardless of whether forwarded by the Lockbox Banks to Administrative Agent, whether provisionally applied to reduce the Obligations under SECTION 2, or otherwise). This across-the-board 1 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the Lender Group's financing of Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Administrative Agent, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging 1 Business Day of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Administrative Agent only if it is received into the Administrative Agent Account on a Business Day on or before 2:00 p.m. New York time. If any Collection item is received into the Administrative Agent Account on a non-Business Day or after 2:00 p.m. New York time on a Business Day, it shall be deemed to have been received by Administrative Agent as of the opening of business on the immediately following Business Day. Anything contained herein to the contrary notwithstanding, the economic benefit of the 1 Business Day clearance or float charge provided for in this SECTION 3.13 is not for the ratable benefit of the Lenders, but instead shall be for the sole and separate account of Administrative Agent.

SECTION 4. TAXES.

      4.1 GENERAL. Any and all payments by Borrower to or for the account of any Lender or Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, excluding, in the case of each Lender and Administrative Agent, taxes imposed on its income and franchise Taxes imposed on it by the jurisdiction under the Laws of which such Lender (or its Applicable Lending Office) or Administrative Agent (as the case may be) is organized or the jurisdiction in which the principal office or the Applicable Lending

                                                TERM LOAN AND SECURITY AGREEMENT

Office of such Lender or Administrative Agent is located, or any political subdivision thereof (all such non-excluded taxes, referred to herein as "TAXES"). If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender or Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.1) such Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) Borrower shall furnish to Administrative Agent, the original or a certified copy of a receipt evidencing payment thereof.

      4.2 STAMP AND DOCUMENTARY TAXES. In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution or delivery of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

      4.3 INDEMNIFICATION FOR TAXES. Borrower agrees to indemnify each Lender and Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 4) paid by such Lender or Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

      4.4 CHANGES IN APPLICABLE LENDING OFFICE. If Borrower is required to pay or will be required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 4.4, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

      4.5 SURVIVAL. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this
SECTION 4 shall survive the payment in full of the Obligation.

SECTION 5. SECURITY.

      5.1 COLLATERAL. To secure the full and complete payment and performance of the Obligation, Borrower shall enter into Collateral Documents (in form and substance acceptable to Administrative Agent) pursuant to which, among other things, Borrower shall grant, pledge, assign, and create first priority Liens in favor of Administrative Agent (for the ratable benefit of Lenders) in and to all of the Borrower's assets including (but not limited to): (i) the Oil and Gas Properties and (ii) the Personal Property Collateral.

      5.2 GRANT OF SECURITY INTEREST IN PERSONAL PROPERTY COLLATERAL. Borrower hereby grants to Administrative Agent, for the benefit of the Lenders, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Administrative Agent's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Administrative Agent or Borrower. Anything contained in this Agreement or any other Loan Document

                                                TERM LOAN AND SECURITY AGREEMENT
to the contrary notwithstanding, except for dispositions permitted by SECTION 9.5, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

      5.3 NEGOTIABLE COLLATERAL AND CHATTEL PAPER. Borrower covenants and agrees with Lenders that from and after the Closing Date and until the date of termination of this Agreement:

            (a) In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Administrative Agent's security interest with respect to such Collateral is dependent on or enhanced by possession, Borrower, immediately upon the request of Administrative Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Administrative Agent;

            (b) Borrower shall take all steps reasonably necessary to grant Administrative Agent control of all electronic Chattel Paper in accordance with the Code and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act; and

            (c) In the event Borrower, with Administrative Agent's consent, retains possession of any Chattel Paper or instruments otherwise required to be endorsed and delivered to Administrative Agent pursuant to SECTION 5.3(a), all of such Chattel Paper and instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured thereby are subject to the security interest of Mid River LLC, as Administrative Agent."

      5.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower authorizes Administrative Agent to file, transmit, or communicate, as applicable, UCC financing statements, in-lieu financing statements and amendments describing the Personal Property Collateral as "all personal property of debtor" or "all assets of debtor" or words of similar effect, in order to perfect Administrative Agent's Liens on the Personal Property Collateral without Borrower's signature. Notwithstanding the foregoing, at any time upon the request of Administrative Agent, Borrower shall execute (or cause to be executed) and deliver to Administrative Agent, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "ADDITIONAL DOCUMENTS") upon which Borrower's signature may be required that Administrative Agent may request, in form and substance satisfactory to Administrative Agent, to perfect and continue perfected or better perfect Administrative Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Administrative Agent in any Collateral (including, but not limited to, Oil and Gas Property) acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Administrative Agent to execute any such Additional Documents in Borrower's name and authorizes Administrative Agent to file such executed Additional Documents in any appropriate filing office. Borrower also hereby ratifies its authorization for Administrative Agent to have filed in any jurisdiction any financing statements or amendments thereto if filed prior to the date hereof. Borrower shall not terminate, amend or file a correction statement with respect to any Code financing statement filed pursuant to this SECTION 5.4 without Administrative Agent's prior written consent. In addition, on such periodic basis as Administrative Agent shall require, Borrower shall (a) provide Administrative Agent with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by Borrower during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by Borrower that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrower's ownership thereof, and (c) cause to be prepared, executed, and delivered to Administrative Agent supplemental schedules to the applicable Loan

                                                TERM LOAN AND SECURITY AGREEMENT

Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder. Borrower grants Administrative Agent a power-of-attorney, irrevocable so long as this Agreement is in existence, to amend SCHEDULE P to include any Proprietary Rights including (but not limited to) future Trademarks.

      5.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Administrative Agent (and any of Administrative Agent's officers, employees, or agents designated by Administrative Agent) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in SECTION 5.4, sign the name of Borrower on any of the documents described in SECTION 5.4, (b) sign Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into the Lender Group's possession, (e) make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) settle and adjust disputes and claims respecting the Accounts, Chattel Paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Administrative Agent determines to be reasonable, and Administrative Agent may cause to be executed and delivered any documents and releases that Administrative Agent determines to be necessary. The appointment of Administrative Agent as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

      5.6 RIGHT TO VERIFY ACCOUNTS. Administrative Agent may, without expense to Administrative Agent, use such of Borrower's respective personnel, supplies, properties, premises and assets as Administrative Agent deems to be reasonably necessary for maintaining or enforcing Administrative Agent's Liens.

      5.7 RIGHT TO INSPECT PROPERTIES AND BOOKS AND RECORDS; COMMUNICATION WITH ACCOUNTANTS. Administrative Agent and Lenders may (at the expense of Borrower) visit and inspect any of Borrower's properties, examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to Borrower; provided, however, when a Event of Default or Potential Default exists, Administrative Agent or any Lender may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice.

      5.8 RIGHT TO INSPECT COLLATERAL. Administrative Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to make copies or abstracts thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral or any portion thereof.

      5.9 RIGHT TO REQUIRE COLLATERAL APPRAISALS. Whenever a Event of Default or Potential Default exists, and at such other times not more frequently than once per calendar year as Administrative Agent or the Lenders may request, Administrative Agent may request (at Borrower's expense) that Borrower provide Administrative Agent and the Lenders with appraisals or updates thereof of all or any material portion of the Collateral (including, without limitation, Collateral consisting of Inventory or Equipment) from an appraiser, and prepared on a basis, satisfactory to Administrative Agent and Lenders,

                                                TERM LOAN AND SECURITY AGREEMENT
such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders.

      5.10 CONTROL AGREEMENTS. Borrower agrees that it will not transfer assets out of any Securities Accounts and, if to another securities intermediary, unless each of Borrower, Administrative Agent, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrower without the prior written consent of Administrative Agent. Upon the occurrence and during the continuance of a Event of Default or Potential Default, Administrative Agent may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to Administrative Agent's Account.

      5.11 GRANT OF LICENSE TO USE PROPRIETARY RIGHTS. For the purpose of enabling Administrative Agent to exercise rights and remedies under SECTION 11 hereof (including, without limitation, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Administrative Agent shall be lawfully entitled to exercise such rights and remedies, Borrower hereby grants to Administrative Agent, for the benefit of Administrative Agent and the Lenders, exercisable solely upon the occurrence and during the continuance of a Event of Default an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Borrower) to use, license or sublicense any Proprietary Rights now owned or hereafter acquired by Borrower, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

      5.12 COMMERCIAL TORT CLAIMS. Borrower shall promptly notify Administrative Agent in writing in the event Borrower shall incur or otherwise obtain a Commercial Tort Claim in excess of $100,000 after the Closing Date against any third party and, upon the request of Administrative Agent, shall promptly amend SCHEDULE C, authorize the filing of additional UCC financing statements or amendments to existing UCC financing statements, and do such other acts or things deemed necessary or desirable by Administrative Agent to grant Administrative Agent a first priority, perfected security interest in any such Commercial Tort Claim.

      5.13 LETTERS IN LIEU/POWER OF ATTORNEY.

            (a) Borrower shall provide to Administrative Agent undated letters, in the form of EXHIBIT D attached hereto, from Borrower in blank to each purchaser of production and disburser of proceeds of production from or attributable to the Mortgaged Properties, with the addressees left blank, authorizing and directing the addressees to make future payments attributable to production from the Mortgaged Properties directly to Administrative Agent for the ratable benefit of the Banks.

            (b) Borrower hereby designates Administrative Agent as its agent and attorney-in-fact, to act in their name, place, and stead for the purpose of completing and delivering any and all of the letters in lieu of transfer orders delivered by Borrower to Administrative Agent, including, without limitation, completing any blanks contained in such letter and attaching exhibits thereto describing the relevant Collateral. The Borrower hereby ratifies and confirms all that Administrative Agent shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interest of Administrative Agent in the Collateral, shall commence and be in full

                                                TERM LOAN AND SECURITY AGREEMENT
      force and effect as of the Closing Date and shall remain in full force and effect and shall be irrevocable so long as any Obligation remains outstanding or unpaid. The powers conferred on Administrative Agent by this appointment are solely to protect the interests of Administrative Agent and each of the Lenders under the Loan Documents and shall not impose any duty upon Administrative Agent to exercise any such powers. Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and shall not be responsible to Borrower or any other Person for any act or failure to act with respect to such powers, except for gross negligence or willful misconduct.

      5.14 ASSIGNMENT OF RUNS. Notwithstanding that, under Section V of the Mortgages, Borrower has assigned to Administrative Agent for the ratable benefit of the Lenders all of the proceeds of runs accruing to the Mortgaged Properties covered thereby:

            (a) Until such time as Administrative Agent shall notify Borrower to the contrary, Borrower shall be entitled to receive from the purchasers or disbursers of production all such proceeds of runs, subject however to the liens created under the Mortgages, which liens are hereby affirmed and ratified. Upon the occurrence and during the continuance of a Potential Default or such other time as Administrative Agent shall in its discretion so elect, Administrative Agent may deliver to the addressees the letters-in-lieu described in SECTION 5.13 above and may exercise all rights and remedies granted under the Mortgages, including the right to obtain possession of all proceeds of runs then held by Borrower or to receive directly from the purchaser or disburser of production all other proceeds of runs.

            (b) In no case shall any failure, whether purposed or inadvertent, by Administrative Agent to collect directly any such proceeds of runs constitute in any way a waiver, remission or release of any of its rights under the Mortgages, nor shall any release of any other proceeds of runs or of any rights of Administrative Agent to collect other proceeds of runs thereafter.

            (c) Borrower will upon the instruction of Administrative Agent join with Administrative Agent in notifying in writing and accompanied (if necessary) by certified copies of the Mortgages the purchasers or disbursers of production produced from the Mortgaged Properties of the existence of the Mortgages, and instructing that all proceeds of runs be paid directly to Administrative Agent for the ratable benefit of the Banks.

SECTION 6. CONDITIONS PRECEDENT TO CLOSING.

      This Agreement shall not become effective, and Lenders shall not be obligated to advance any Term Loan Principal Debt, unless Administrative Agent has received all of the agreements, documents, instruments, and other items described on SCHEDULE 6. Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof.

SECTION 7. REPRESENTATIONS AND WARRANTIES.

      Each Loan Party represents and warrants to each Lender that the following statements are and will be true and correct, and, unless specifically limited, shall remain so until indefeasible payment in full, in cash, of the Obligation.

      7.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS, AND SUBSIDIARIES.

                                                TERM LOAN AND SECURITY AGREEMENT

            (a) Organization and Powers. Borrower is a corporation duly organized and validly existing under the Laws of the State of Delaware and has all requisite corporate or partnership (as applicable) power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents, to carry out the transactions contemplated thereby and pay the Obligation and to grant to Administrative Agent Liens upon and security interests in the Collateral.

            (b) Qualification and Good Standing. Borrower is qualified to do business and in good standing, in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

            (c) Conduct of Business. Borrower and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to SECTION 9.10.

            (d) Borrower and Subsidiaries. All of the Subsidiaries of Borrower as of the Closing Date are identified in SCHEDULE 7.1. The capital stock or other equity interests of each of the Subsidiaries of Borrower identified in SCHEDULE 7.1 is duly authorized, validly issued, fully paid, and nonassessable and none of such capital stock or other equity interests constitutes Margin Stock. Borrower and each of the Subsidiaries of Borrower identified in SCHEDULE 7.1 are duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of organization set forth therein, has full corporate power and authority to own their assets and properties and to operate their business as presently owned and conducted and as proposed to be conducted, and are qualified to do business and in good standing in every jurisdiction where their assets are located and wherever necessary to carry out their business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. SCHEDULE 7.1 correctly sets forth the ownership interest of Borrower in each of its Subsidiaries identified therein.

      7.2 AUTHORIZATION OF BORROWING, ETC.

            (a) Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the issuance, delivery, and payment of the Obligation have been duly authorized by all necessary corporate and/or partnership (as applicable) action on the part of each of the Loan Parties party thereto.

            (b) No Conflict. After giving effect to the consummation of the transactions contemplated hereby to occur on the Closing Date, the execution, delivery, and performance by each of the applicable Loan Parties of the Loan Documents, the issuance, delivery, and payment of the Obligation, and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any Law or any governmental rule or regulation applicable to any Loan Party, the Certificate or Articles of Incorporation or Bylaws (or other analogous organizational document) of any Loan Party, or any order, judgment, or decree of any Governmental Authority binding on any Loan Party, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

                                                TERM LOAN AND SECURITY AGREEMENT

            (c) Governmental Consents. The execution, delivery, and performance by the Loan Parties of the Loan Documents, the issuance, delivery, and payment of the Obligation, and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with, or by, any federal, state, or other Governmental Authority except to the extent obtained on or before the Closing Date other than filings and recordings necessary to perfect the Liens in the Collateral.

            (d) Binding Obligation. Each of the Loan Documents has been duly executed and delivered by each of the Loan Parties party thereto and is the legally valid and binding obligation of each such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar Laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

      7.3 COLLATERAL AND SECURITY INTERESTS

            (a) Collateral Documents. The security interests created in favor of Administrative Agent under this Agreement and the other Loan Documents will at all times from and after the Closing Date constitute, as security for the Obligation, a legal, valid, and enforceable security interest in and Lien on all of the Collateral referred to therein in favor of Administrative Agent for the benefit of the Lenders subject only to Permitted Liens. No consents, filings, or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests purported to be created by any of the Collateral Documents, other than such as have been obtained and which remain in full force and effect and UCC financing statements, and periodic UCC continuation filings or as is specifically otherwise permitted by the terms of any applicable Collateral Document.

            (b) Accounts. The Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Borrower's business, owed to Borrower without known defenses, disputes, offsets, counterclaims, or rights of return or cancellation.

            (c) Inventory. All Inventory (excluding obsolete Inventory) is of good and merchantable quality, free from defects.

            (d) Equipment. All of the Equipment, excluding the Discontinued Assets, is used or held for use in Borrower's business and is fit for such purposes.

            (e) Location of Inventory and Equipment. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on SCHEDULE 7.2 or otherwise permitted by SECTION 9.4, except for Inventory and Equipment which:

                  (i) are located on the Oil and Gas Properties;

                  (ii) are in-transit for delivery in the ordinary course of business to Borrower from Borrower's suppliers or to Borrower's Oil and Gas Properties;

                  (iii) are located in Texas, Louisiana, Mississippi or Alabama (or in the Federal Outer Continental Shelf and adjacent to any such state in-transit in the ordinary course of business between Borrower's Oil and Gas Properties);

                                                TERM LOAN AND SECURITY AGREEMENT

                  (iv) consist of well pipe being coated in the ordinary course of business by a processor for Borrower; and

                  (v) or have a value of less than $50,000 for all such Inventory and Equipment.

            (f) Location of Chief Executive Office; FEIN; Organizational ID Number. Set forth on SCHEDULE 7.2 are (a) the address of Borrower's chief executive office, (b) Borrower's FEIN, and (c) Borrower's Organizational ID Number issued by its state of incorporation.

            (g) Natural Gas Act or the Natural Gas Policy Act of 1978. Neither the Borrower nor any of its Subsidiaries has violated, and neither the Borrower, nor any Subsidiary will be in violation of, any provisions of the Natural Gas Act or the Natural Gas Policy Act of 1978 or any other Federal or State law or any of the regulations thereunder (including those of the respective Conservation Commissions and Land Offices of the various jurisdictions having authority over its Oil and Gas Properties) with respect to its Oil and Gas Properties which would create a Material Adverse Effect, and the Borrower and each Subsidiary have or will have made all necessary rate filings, certificate applications, well category filings, interim collection filings and notices, and any other filings or certifications, and has or will have received all necessary regulatory authorizations (including without limitation necessary authorizations, if any, with respect to any processing arrangements conducted by it or others respecting its Oil and Gas Properties or production therefrom) required under said laws and regulations with respect to all of its Oil and Gas Properties or production therefrom so as not to create a Material Adverse Effect. To the best of the Borrower's knowledge, said material rate filings, certificate applications, well category filings, interim collection filings and notices, and other filings and certifications contain no untrue statements of material facts nor do they omit any statements of material facts necessary in said filings.

            (h) Trademark Collateral.

                  (i) The Trademarks are subsisting and have not been adjudged invalid or unenforceable in whole or in part;

                  (ii) To the best of Borrower's knowledge, each of the
            Trademarks is valid and enforceable;

                  (iii) To the best of Borrower's knowledge, there is no
            outstanding claim that the use of any of the Trademarks violates the rights of any third person;

                  (iv) Borrower is the sole and exclusive owner of the entire and unencumbered fight, title and interest in and to each of the Trademarks, free and clear of any liens, charges and encumbrances, except Permitted Liens (including without limitation pledges, assignments, licenses, registered user agreements and covenants by Borrower not to sue third persons), except for the Licenses referred to in SCHEDULE P attached hereto; and

                  (v) Borrower has used, and will continue to use for the
            duration of this Agreement, proper statutory notice, where appropriate, in connection with its use of the Trademarks.

                                                TERM LOAN AND SECURITY AGREEMENT

      7.4 FINANCIAL CONDITION. Throughout the Chapter 11 Case, Borrower has delivered to Administrative Agent, monthly unaudited balance sheets and income statements, the most recent of which is dated as of September 30, 2004. All such statements were prepared in good-faith, based on sound business accounting procedures, and fairly present, in all material respects, the financial condition of the entities described in such financial statements as at the respective dates thereof and the results of operations of the entities described therein for each of the periods then ended, subject, to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure required in accordance with GAAP. Neither Borrower nor any of its Subsidiaries has (and will not immediately following the closing of the transactions contemplated by this Agreement) any contingent liability or liability for taxes, long-term lease, or unusual forward or long-term commitment that is not reflected in the most recent financial statements delivered pursuant to SECTION 8.1, the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise), or prospects of Borrower and its Subsidiaries taken as a whole.

      7.5 TITLE TO COLLATERAL.

            (a) Borrower's books and records reflect that Borrower has good, marketable and indefeasible title to the Collateral, free and clear of all Liens (except for Permitted Liens), including but not limited to:

                  (i) Ownership of the Oil and Gas Properties listed on SCHEDULE
            7.5(a)(i);

                  (ii) The amount of the Net Revenue Interest of the Oil and Gas
            Properties, as set forth on SCHEDULE 7.5(a)(ii);

                  (iii) All rights under the Material Contracts listed on
            SCHEDULE 7.5(a)(iii); and

                  (iv) Ownership of the Real Property, to the extent stated on
            SCHEDULE 7.5(a)(iv).

            (b) All material leases and agreements necessary for the conduct of the business of the Borrower and the Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases.

            (c) The rights and Properties presently owned, leased or licensed by the Borrower and the Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Borrower and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

            (d) All of the Properties of the Borrower and the Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

            (e) The Borrower and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower and its Subsidiaries

                                                TERM LOAN AND SECURITY AGREEMENT
      either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

      7.6 PROVED RESERVES; OWNERSHIP OF OIL AND GAS PROPERTIES.

            (a) Borrower's books and records reflect the following: (i) Borrower has fee simple legal title to or valid leasehold interest in (in each case, good marketable and indefeasible, except for Permitted Liens) to all Proved Reserves, and of which Borrower is the beneficial owner of, to the full extent of the quantity of interest specified in the most recent Reserve Report delivered to Administrative Agent by Borrower, and all of the information with respect thereto contained on SCHEDULES 7.5(a)(i), 7.5(a)(ii), 7.5(a)(iii), 7.6(e) and 7.7 with respect thereto is true and correct; (ii) all Hydrocarbon Interests of which the Proved Reserves are a part are in full force and effect and Borrower is in full compliance with its obligations thereunder; (iii) all wells drilled and Hydrocarbons produced with respect to such Proved Reserves were drilled and produced in compliance with all applicable regulations; (iv) there are no outstanding authorizations for expenditures with respect to any Proved Reserves which are not reflected in the most recent Reserve Report delivered by Borrower to Administrative Agent; and (v) all of such Proved Reserves are a part of the Oil and Gas Properties described in SCHEDULE 7.5(a)(i), are covered by the engineering reports which Borrower has previously delivered to and which have been relied upon by Administrative Agent in connection with this Agreement, and are part of the Oil and Gas Properties covered by the Mortgages.

            (b) Borrower's books and records reflect that Borrower has fee simple legal title to or valid leasehold interest in (in each case, good, marketable and indefeasible, except for Permitted Liens) to all Proved Developed Producing Reserves, and of which Borrower is the beneficial owner of, to the full extent of the quantity of interest specified in the most recent Reserve Report delivered to Administrative Agent by Borrower, and all of the information with respect thereto contained on SCHEDULES 7.5(a)(i), 7.5(a)(ii), 7.5(a)(iii), 7.6(e) AND 7.7 is true and correct.

            (c) Borrower's books and records reflect that Borrower has fee simple legal title to or valid leasehold interest in, (in each case, good marketable and indefeasible, except for Permitted Liens all Proved Developed Non-Producing Reserves), and of which Borrower is the beneficial owner of, to the full extent of the quantity of interest specified in the most recent Reserve Report delivered to Administrative Agent by Borrower, and all of the information with respect thereto contained on SCHEDULES 7.5(a)(i), 7.5(a)(ii), 7.5(a)(iii), 7.6(e) AND 7.7 is true and correct.

            (d) Borrower's books and records reflect that Borrower has fee simple legal title to or valid leasehold interest in (in each case, good, marketable and indefeasible, except for Permitted Liens to all Proved Undeveloped Reserves), and of which Borrower is the beneficial owner of, to the full extent of the quantity of interest specified in the most recent Reserve Report delivered to Administrative Agent by Borrower, and all of the information with respect thereto contained on SCHEDULES 7.5(a)(i), 7.5(a)(ii), 7.5(a)(iii), 7.6(e) AND 7.7 is true and correct.

            (e) All of Borrower's marketing arrangements with respect to its Proved Reserves are valid, enforceable and in full force and effect. Except as disclosed on SCHEDULE 7.6(e), there

                                                TERM LOAN AND SECURITY AGREEMENT
      do not exist any gas imbalances, take or pay or other prepayments which would require the Borrower or any of its Subsidiaries to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding 50mmcf equivalent in the aggregate.

            (f) Borrower's books and records reflect that, without limiting the foregoing, after giving full effect to the Permitted Liens, Borrower owns the net revenue interests in production attributable to the Oil and Gas Properties covered by the Mortgages as is reflected in the most recently delivered Reserve Report and the ownership of such Properties shall not in any material respect obligate Borrower to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each such Property set forth in the most recently delivered Reserve Report. All information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the date thereof.

            (g) There has not been any Material Adverse Effect in the Oil and Gas Properties since the date of the most recent Reserve Report.

      7.7 OPERATIONS OF OIL AND GAS PROPERTIES. With respect to each Hydrocarbon Interest which is a working interest, Borrower is the operator except as set forth on SCHEDULE 7.7.

      7.8 MAINTENANCE OF PROPERTIES. The Oil and Gas Properties (and Properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Government Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties. Specifically in connection with the foregoing, (i) no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) is deviated from the vertical more than the maximum permitted by Government Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties). All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or any of its Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrower or any of its Subsidiaries, in a manner consistent with the Borrower's or its Subsidiaries' past practices.

      7.9 MARKETING OF PRODUCTION. Except for contracts disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrower represents that it or its Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property's delivery capacity), no material agreements exist which are not cancelable on 30 days notice or less without penalty or detriment for the sale of production from the Borrower's or its Subsidiaries' Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof.

                                                TERM LOAN AND SECURITY AGREEMENT

      7.10 LEASES. The oil and gas leases associated with the Oil and Gas Properties are in full force and effect in accordance with their respective terms, and there exist no material defaults in the performance of any obligation thereunder. Additionally, Borrower is not aware of any event that with notice or lapse of time, or both, would constitute a default under any such oil and gas leases.

      7.11 NON-CONSENT OPERATIONS. There have been no operations associated with the Oil and Gas Properties under an operating agreement, unit agreement or governmental order with respect to which Borrower has become a non-consenting party.

      7.12 CONDITION OF EQUIPMENT. All of the wells, facilities and equipment associated with the Oil and Gas Properties are: (a) structurally sound with no material defects known to Borrower, (b) in good operating condition, and (c) have been and are maintained in accordance with prudent business standards.

      7.13 WELLS. Each oil or gas well located on the Oil and Gas Properties is:
(a) properly permitted, (b) in compliance with all applicable Laws, and (c) within the production tolerances allocated by the governmental entity or tribal authority having appropriate jurisdiction. All of the leaseholds in which there are located Hydrocarbon Interests of Borrower having a PV-10 Value of $100,000 are producing Hydrocarbons in commercial quantities. Each of Borrower's producing wells listed on SCHEDULE 7.6(a)(ii) is located on an Oil and Gas Property described in the legal description contained in an Oil and Gas Property Mortgage which has been duly executed and delivered to Administrative Agent.

      7.14 SWAP AGREEMENTS. As of the date hereof, and after the date hereof, each report required to be delivered by the Borrower to Administrative Agent or Lenders, sets forth, a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

      7.15 HEDGING AGREEMENT. As of the Closing Date, there are no Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each of its Subsidiaries.

      7.16 COMPLIANCE WITH THE LAW. Neither Borrower nor any of its Subsidiaries has violated any requirement of a Governmental Authority or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of the Property or the conduct of its business, which violation or failure could reasonably be expected to result in (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts or failures to act as do not result in and could not reasonably be expected to result in a Material Adverse Effect, the Oil and Gas Properties have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of al duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, (i) after the Closing Date, no Oil and Gas Properties are subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Oil and Gas Properties are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact bottomed under and

                                                TERM LOAN AND SECURITY AGREEMENT
are producing from the Oil and Gas Properties. Neither Borrower nor any of its Subsidiaries has entered into, and the Oil and Gas Properties are not subject to, any agreements, consent orders, administrative orders or similar obligations based on a violation or alleged violation of Legal Requirements.

      7.17 LITIGATION; ADVERSE FACTS. There is no action, suit, proceeding, arbitration, or governmental investigation (whether or not purportedly on behalf of Borrower or any of its Subsidiaries) at law or in equity or before or by any Governmental Authority, domestic or foreign, pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries that, either individually or in the aggregate together with all other such actions, proceedings, and investigations, has had, or could reasonably be expected to result in, a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries is subject to or in default with respect to any final judgment, writ, injunction, decree, rule, or regulation of any Governmental Authority, domestic or foreign, that has had, or could reasonably be expected to result in, a Material Adverse Effect.

      7.18 PAYMENT OF TAXES. All material tax returns and reports of Borrower and its Subsidiaries required to be filed by any of them have been timely filed, and all material taxes, assessments, fees, and other governmental charges upon Borrower and its Subsidiaries and upon their respective properties, assets, income, businesses, and franchises which are due and payable have been paid when due and payable, except for Delaware corporate franchise and like fees, taxes and assessments. Borrower does not know of any proposed tax assessment against Borrower or any of its Subsidiaries other than those which are being actively contested by Borrower or such Subsidiary in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as may be required in conformity with GAAP shall have been made or provided therefor.

      7.19 PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS.

            (a) All of the contracts associated with the Oil and Gas Properties of Borrower are in full force and effect in accordance with their respective terms, and there exist no defaults in the performance of any obligation thereunder. Additionally, Borrower is not aware of any event that with notice or lapse of time, or both, would constitute a default under any such contracts.

            (b) Neither Borrower nor any of its Subsidiaries is in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

            (c) Neither Borrower nor any of its Subsidiaries is a party to or is otherwise subject to any agreement or instrument or any charter or other internal restriction which has had, or could reasonably be expected (based upon assumptions that are reasonable at the time made) to result in, individually or in the aggregate, a Material Adverse Effect.

      7.20 GOVERNMENTAL REGULATION. Neither Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligation unenforceable.

      7.21 SECURITIES ACTIVITIES. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                                                TERM LOAN AND SECURITY AGREEMENT

      7.22 EMPLOYEE PLANS.

            (a) Borrower and each of its ERISA Affiliates are in substantial compliance with all applicable provisions and requirements of ERISA with respect to each Employee Plan, and have substantially performed all their obligations under each Employee Plan, except to the extent that any non-compliance with ERISA or any such failure to perform would not result in material liability of Borrower or any of its ERISA Affiliates.

            (b) No ERISA Event has occurred which has resulted or is reasonably likely to result in any material liability to the PBGC or to any other Person.

            (c) Except to the extent required under Section 4980B of the Code and/or Section 601 of ERISA, neither Borrower nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Borrower or any of its Subsidiaries, except to the extent that the provision of such benefits would not have a Material Adverse Effect.

            (d) No Employee Plan has an Unfunded Current Liability in an amount that would have a Material Adverse Effect.

      7.23 ENVIRONMENTAL PROTECTION. Except where no Material Adverse Effect could reasonably be expected to result therefrom:

            (a) the operations of Borrower and each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws;

            (b) Borrower and each of its Subsidiaries have obtained, and have timely filed responses for, all material Authorizations under Environmental Laws necessary to their respective operations, and all such Authorizations are in good standing, and Borrower and each of its Subsidiaries are in compliance with all material terms and conditions of such Authorizations;

            (c) neither Borrower nor any of its Subsidiaries has received (i) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials or
      (ii) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604), Section 3007 of the Resource Conservation and Recovery Act (42 U.S.C. Section 6927), or comparable state laws, and, to the best knowledge of Borrower, none of the operations of Borrower or any of its Subsidiaries is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location;

            (d) none of the operations of Borrower or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which could reasonably be expected to have a Material Adverse Effect;

            (e) to the knowledge of Borrower, neither Borrower nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order or agreement with any Governmental Authority or private party relating to (i) any Environmental Laws or (ii) any Environmental Claims;

                                                TERM LOAN AND SECURITY AGREEMENT

            (f) neither Borrower nor any of its Subsidiaries has any material contingent liability in connection with any Release of any Hazardous Materials by Borrower or any of its Subsidiaries;

            (g) neither Borrower nor any of its Subsidiaries nor, to the knowledge of Borrower, any predecessor of Borrower or any of its Subsidiaries, has filed any notice under any Environmental Law indicating past or present treatment or Release of Hazardous Materials at any Facility, and none of Borrower's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage, or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

            (h) to the knowledge of Borrower, no Hazardous Materials exist on or under any Facility in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect, and neither Borrower nor any of its Subsidiaries has filed any notice or report of a Release of any Hazardous Materials that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

            (i) neither Borrower nor any of its Subsidiaries nor, to the best knowledge of Borrower, any of their respective predecessors has disposed of any Hazardous Materials in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

            (j) to the knowledge of Borrower no underground storage tanks or surface impoundments are on or at any Facility; and

            (k) to the knowledge of Borrower, no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility.

      7.24 DISCLOSURE. The representations and warranties of Borrower and its Subsidiaries contained in the Loan Documents and in any other document, certificate, or written statement furnished to Lenders by or on behalf of Borrower or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state a material fact (known to Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known (or which should upon the reasonable exercise of diligence be known) to Borrower (other than matters of a general economic nature) that has had, or could reasonably be expected to result in, a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates, and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

      7.25 PURPOSE OF CREDIT FACILITY. Borrower will use all of the Term Loan Principal Debt (other than proceeds used to pay reasonable fees and expenses incurred by Borrower in connection with this Agreement) to restructure the claims of Lenders in the Chapter 11 Case in accordance with the terms of the Reorganization Plan. No part of the Term Loan Principal Debt will be used, directly or indirectly, for a purpose which violates any Law, including, without limitation, the provisions of Regulations T, U, or X (as enacted by the Board of Governors of the Federal Reserve System, as amended).

                                                TERM LOAN AND SECURITY AGREEMENT

SECTION 8. AFFIRMATIVE COVENANTS.

      Borrower covenants and agrees that, until payment in full of all of the Term Loan Principal Debt and other Obligation, unless Required Lenders shall otherwise give prior written consent, Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this SECTION 8.

      8.1 FINANCIAL STATEMENTS AND OTHER REPORTS. Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower will deliver to Administrative Agent:

            (a) Monthly Financials: as soon as available and in any event within 30 days after the calendar month-end, a company prepared balance sheet, income statement, and statement of cash flow covering Borrower's operations during such period.

            (b) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income and consolidated statement of cash flows of Borrower and its Subsidiaries for such Fiscal Year, setting forth in comparative form the corresponding figures for the previous fiscal year, all in reasonable detail and certified by the chief financial officer of Borrower that they fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, and (ii) in the case of such consolidated financial statements, a report thereon of independent certified public accountants of recognized national standing selected by Borrower and reasonably satisfactory to Required Lenders, which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

            (c) Officer's Certificate: together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to SECTIONS 8.1(a) and (b) above, an Officer's Certificate of Borrower stating that: (i) all financial statements delivered or caused to be delivered to the Lenders have been prepared in accordance with GAAP (except, in the case of unaudited financials statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of the Borrower, (ii) the representations and warranties of the Borrower in the Loan Documents are true and correct in all material respects on and as of the date of the certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), the signer has reviewed the terms of this Agreement and has made, or caused to be made under its supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes a Event of Default or Potential Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrower has taken, is taking, and proposes to take with respect thereto;

                                                TERM LOAN AND SECURITY AGREEMENT

            (d) Accountants' Certification: together with each delivery of consolidated financial statements of Borrower and its Subsidiaries pursuant to CLAUSE (b) above, a written statement by the independent certified public accountants giving the report thereon (i) stating that their audit examination has included a reading of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, and (ii) stating whether, in connection with their audit examination, any condition or event, insofar as such condition or event relates to accounting matters, that constitutes a Event of Default or Potential Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Default that would not be disclosed in the course of their audit examination. Borrower shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Administrative Agent and to release to Administrative Agent whatever financial information concerning Borrower that Administrative Agent may request. Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Administrative Agent, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Administrative Agent any information they may have regarding Borrower's business affairs and financial conditions;

            (e) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Borrower by independent certified public accountants in connection with each annual, interim, or special audit of the financial statements of Borrower and its respective Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

            (f) SEC Filings and Press Releases: promptly upon their becoming available, copies of (i) all financial statements, reports, notices, and proxy statements sent or made available generally by Borrower to its security Lenders, (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority or private regulatory authority, and (iii) all press releases and other statements made available generally by Borrower or any of its Subsidiaries to the public concerning material developments in the business of Borrower or any of its Subsidiaries;

            (g) Events of Default, etc.: promptly upon any officer of Borrower obtaining knowledge (i) of any condition or event that constitutes an Event of Default or Potential Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Default, (ii) that any Person has given any notice to Borrower or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in SECTION 10.2,
      (iii) of any condition or event that would be required to be disclosed in a current report filed by Borrower with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5, and 6 of such Form as in effect on the date hereof) if Borrower were required to file such reports under the Exchange Act, or (iv) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event, or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Default, default, event, or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto:

                                                TERM LOAN AND SECURITY AGREEMENT

            (h) Litigation or Other Proceedings: (i) promptly upon any officer of Borrower obtaining knowledge of (x) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial, or otherwise), governmental investigation, or arbitration against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Borrower to Lenders or (y) any material development in any Proceeding that, in any case:

                  (A) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

                  (B) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

      written notice thereof together with such other information as may be reasonably available to Borrower to enable Lenders and their counsel to evaluate such matters; and (ii) within 45 days after the end of each fiscal quarter of Borrower, a schedule of all Proceedings involving any alleged liability of, or claims against or affecting, Borrower or any of its Subsidiaries equal to or greater than $1,000,000 and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

            (i) ERISA Events: promptly upon becoming aware of the occurrence of any ERISA Event that would result in a material liability, a written notice specifying the nature thereof, what action Borrower or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the PBGC with respect thereto;

            (j) ERISA Notices: with reasonable promptness, copies of (i) all written notices received by Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (ii) such other documents or governmental reports or filings relating to any Employee Plan as Administrative Agent shall reasonably request;

            (k) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Borrower and its Subsidiaries and all material insurance coverage planned to be maintained by Borrower and its Subsidiaries in the immediately succeeding Fiscal Year;

            (l) Environmental Audits and Reports: as soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of Borrower or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility or which relate to an Environmental Claim which could result in a Material Adverse Effect;

            (m) Regulatory Notices: promptly upon receipt, (i) notification of any non-renewal, cancellation, termination, revocation, suspension, impairment, or material modification of, or of any hearing, proceeding, or investigation regarding, any Authorization held by Borrower or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect,
      (ii) copies of all notices or other documents received related to any allegation or investigation regarding non-compliance with any applicable insurance or other regulation or any other item reasonably likely to materially adversely affect the Borrower's Authorization, (iii) any material notice relating to

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      the maintenance by Borrower or any of its Subsidiaries of their respective qualification for, participation in, and payment under, private insurance programs and federal, state, and local governmental programs providing for the payment and reimbursement of services rendered, and (iv) any material notice relating to the accreditation of Borrower or any of its Subsidiaries;

            (n) Other Information: with reasonable promptness, such other information and data with respect to Borrower or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent; and

            (o) Lists of Purchasers. Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to SECTION 8.2, a list of Persons purchasing Hydrocarbons from the Borrower or any Subsidiary accounting for at least 80% of the revenues resulting from the sale of all Hydrocarbons in the one-year period prior to the "as of" date of such Reserve Report.

            (p) Production Report and Lease Operating Statements. Within 90 days after the end of each fiscal quarter, a report setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

      8.2 COLLATERAL REPORTING. Provide Administrative Agent with the following documents at the following times in form satisfactory to Administrative Agent during the term of this Agreement on a separate Borrower-by-Borrower basis, as well as on a consolidated basis:

            (a) By the last day of the month following each calendar quarter (i.e., the last day of April, July, October and January), a report: (i) listing the total amount actually paid by Borrower during the preceding quarter for: (A) plugging and abandonment costs for previous or ongoing plugging and abandonment operations pertaining to the Oil and Gas Properties, and (B) general bond and supplemental bond payments pertaining to plugging and abandonment costs; and (ii) estimating the future payments for (A) and (B), above, for each of the succeeding two quarters;

            (b) Reserve Reports prepared by an independent petroleum engineering consultant pertaining to the six-month period ending December 31st and June 30th of each year (with such Reserve Report shall be in form and substance satisfactory to Administrative Agent), and shall: (i) be accompanied by a certification of Borrower to the effect that nothing has occurred since the date of the last Reserve Report that could reasonably be expected to result in a Material Adverse Effect, except that which has previously been disclosed to Administrative Agent in writing: and (ii) contain such other information as may be reasonably requested by Administrative Agent.

      Each delivery of a Reserve Report by Borrower to Administrative Agent shall constitute a representation and warranty by Borrower to Administrative Agent that, unless otherwise disclosed to Administrative Agent in writing on or prior to the date of such delivery, (w) Borrower (or its Subsidiary, as the case may be) owns the Oil and Gas Properties described in the Reserve Report free and clear of any Liens (except Permitted Liens) and (x) each of the Oil and Gas Properties described in such Reserve Report constitute at least ninety-five (95%) of the value of Borrower's Proved Reserves in the Oil and Gas Property Collateral; and

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

      (c) Upon request by Administrative Agent from time to time, copies of Borrower's lease files, well files and contract files (including production reports on each well, marketing contracts, and information regarding locations of and equipment located on each well).

      8.3 CORPORATE EXISTENCE.

      Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to the business of Borrower and its Subsidiaries (on a consolidated basis).

      8.4 PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

            (a) Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments, and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses, or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials, and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

            (b) Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Subsidiaries of Borrower).

      8.5 OPERATION AND MAINTENANCE OF PROPERTIES; INSURANCE.

      Borrower will maintain or cause to be maintained, the insurance policies described on SCHEDULE 8.5 in full force and effect. Additionally, Borrower shall:

            (a) At its expense, do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency (except for normal wear and tear) all of its Oil and Gas Properties and other material Properties including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Properties and other material Property will be fully preserved and maintained, allowing for depletion in the ordinary course of business, except to the extent a portion of such Oil and Gas Properties is no longer capable of producing Hydrocarbons in commercial quantities (in which case Borrower shall fully comply with all of its obligations and Legal Requirements pertaining to plugging and abandoning its wells related to such portion). Borrower shall, and shall cause each of its Subsidiaries to, promptly: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties; (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Property and prevent any forfeiture thereof or a default thereunder, except (A) to the extent a portion of such Oil and Gas Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. Borrower shall, and shall cause each of its Subsidiaries, to

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

      operate its Oil and Gas Properties and other material Property or cause or make reasonable and customary efforts to cause such Oil and Gas Property Collateral and other material Property to be operated in a reasonably prudent manner in accordance with the practices of the industry and in compliance in all material respects with all applicable contracts and agreements and in compliance in all material respects with all Legal Requirements.

            (b) At its expense, maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto, so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

            (c) At its expense, (i) explore, develop and maintain the leases, wells, units and acreage to which the Oil and Gas Properties pertains in a prudent and economical manner, (ii) act prudently and in accordance with customary industry standards in managing or operating the Oil and Gas Properties, (iii) pay and promptly discharge all rentals, delay rentals, royalties, overriding royalties, payments of production and other indebtedness or obligations accruing under the leases comprising the Oil and Gas Properties, and perform every act required to keep such leases in full force and effect, (iv) deliver all operating agreements, pooling or unitization agreements, sales or processing contracts, drilling and/or development agreements, pipeline transportation agreements and other material agreements which pertain to the Oil and Gas Properties, (v) deliver production information on a monthly basis, (vi) deliver copies of all reports, forms and other documents and data submitted by Borrower or any of its Subsidiaries to the Federal Energy Regulatory Commission, the applicable state conservation agencies and any other applicable Governmental Authorities, (vii) not mortgage, pledge or otherwise encumber or sell the Oil and Gas Properties, (viii) not alter any Material Contract relating to the Oil and Gas Properties except to the limited extent permitted under this Agreement, (ix) pay on or before the due date thereof all of Borrower's and each of its Subsidiaries' lease operating expenses and other liabilities with respect to which a mineral lien, subcontractor's lien, mechanic's lien, materialmen's lien or other Lien against any of the Collateral may arise which may have a priority superior to Administrative Agent's Lien on such Collateral, and (x) perform all acts and execute such documents as Administrative Agent may require in order to maintain the existence, perfection and first priority of Administrative Agent's Lien on the Oil and Gas Properties and the other Collateral.

      8.6 INSPECTION; LENDER MEETING. Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances, and accounts with its and their officers and independent public accountants, all upon reasonable advance notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, Borrower will, upon the request of Administrative Agent, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Borrower's corporate offices (or such other location as may be agreed to by Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent.

      8.7 COMPLIANCE WITH LAWS, ETC.

            (a) Borrower shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable Laws, rules, regulations, and orders of any Governmental

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

      Authority, including all Environmental Laws, noncompliance with which could reasonably be expected to cause a Material Adverse Effect.

            (b) Establish and implement such procedures as may be reasonably necessary to continuously determine and assure that: (i) all Property and the operations conducted thereon are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, Hazardous Materials or solid wastes are disposed of or otherwise Released except in compliance with Environmental Laws, (iii) no Hazardous Materials will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting under CERCLA, and (iv) no oil, oil and gas exploration and production wastes, or Hazardous Materials is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

            (c) Borrower agrees that Administrative Agent may, from time to time and in its reasonable discretion, retain, at Borrower's expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for Borrower and to conduct its own investigation, no more frequently than bi-annually, of any facility currently owned, leased, operated, or used by Borrower or any of its Subsidiaries, and Borrower agrees to use all reasonable efforts to obtain permission for Administrative Agent's professional consultant to conduct its own investigation of any such Facility previously owned, leased, operated, or used by Borrower or any of its Subsidiaries. Borrower shall use its reasonable efforts to obtain for Administrative Agent and its agents, employees, consultants, and contractors the right, upon reasonable notice to Borrower, to enter into or on to the facilities currently owned, leased, operated, or used by Borrower or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Borrower and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this SECTION 8.7(c) will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions and to protect Lenders' security interests, if any, created by the Loan Documents. Administrative Agent agrees to deliver a copy of any such report to Borrower with the understanding that Borrower acknowledges and agrees that (i) it will indemnify, and hold harmless Administrative Agent and each Lender from any costs, losses, or liabilities relating to Borrower's use of or reliance on such report, (ii) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to Borrower, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

            (d) Borrower shall promptly advise Administrative Agent in writing and in reasonable detail of (i) any Release of any Hazardous Materials required to be reported to any federal, state, local, or foreign Governmental Authority under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims that have a reasonable possibility of giving rise to a Material Adverse Effect or with respect to any Release of Hazardous Materials required to be reported to any federal, state, or local Governmental Authority, (iii) any remedial action taken by Borrower or any other Person in response to
      (y) any Hazardous Materials on, under, or about any Facility, the existence of which has a reasonable possibility of resulting in an Environmental Claim having a Material Adverse Effect, or (z) any Environmental Claim that could have a Material Adverse Effect, (iv) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability, or use thereof under any Environmental Laws, and (v) any request for information from any Governmental Authority that suggests such

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

      Governmental Authority is investigating whether Borrower or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials.

            (e) Borrower shall, at its own expense, provide copies of such documents or information as Administrative Agent may reasonably request in relation to any matters disclosed pursuant to this SECTION 8.7.

      8.8 BORROWER'S REMEDIAL ACTION REGARDING HAZARDOUS MATERIALS. Borrower shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation, or Release of any Hazardous Materials on or under any Facility in order to reasonably prevent or mitigate damage to the property or to persons of third parties and to comply with all applicable Environmental Laws and Authorizations unless the failure to so comply could not reasonably be expected to have a Material Adverse Effect. In the event Borrower or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on or under any Facility, Borrower or such Subsidiary shall conduct and complete such remedial action in material compliance with all applicable Environmental Laws, and in accordance with the policies, orders, and directives of all federal, state, and local Governmental Authorities except when, and only to the extent that, Borrower's or such Subsidiary's liability for such presence, storage, use, disposal, transportation, or discharge of any Hazardous Materials is being contested in good faith by Borrower or such Subsidiary.

      8.9 OIL AND GAS PROPERTY TITLE INFORMATION.(a) On or before the delivery to Administrative Agent of each Reserve Report required by SECTION 8.2 Borrower will provide Administrative Agent with current title opinions covering the Oil and Gas Property for which title opinions have not previously been provided to Administrative Agent so that at all times the value of the Proved Reserves for which title opinions are or have been provided to Administrative Agent shall equal or exceed ninety-five percent (95%) of the NYMEX Value of all of the Oil and Gas Property as set forth in the most recently delivered Reserve Report of Proved Reserves.

            (b) Borrower shall cure all title defects or exceptions which are not Permitted Liens, or substitute acceptable Oil and Gas Property with no title defects or exceptions except for Permitted Liens covering Oil and Gas Property of an equivalent value, within 30 days after a request by Administrative Agent to cure such defects or exceptions. Upon the discovery of any title defect or exception which is not a Permitted Lien, Administrative Agent shall have the right to exercise the right to remedy such title defect or exception in its sole discretion from time to time (and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by Administrative Agent).

      8.10 ADDITIONAL COLLATERAL.

            (a) Should Borrower or any of its Subsidiaries purchase, otherwise acquire or own any Oil and Gas Property that is not already included in the Oil and Gas Properties and the subject of an Oil and Gas Properties Mortgage in favor of Administrative Agent other than Oil and Gas Properties owned on the date of this Agreement, which have a NYMEX Value of $100,000 or less (until such time as the NYMEX Value thereof exceeds $100,000) for the benefit of the Lenders, Borrower will grant or cause to be granted to Administrative Agent as security for the Obligations a first-priority Lien (subject only to Permitted Liens) on all of Borrower's or such Subsidiary's, as the case may be, interest in such Oil and Gas Properties not already subject to a Lien of such an Mortgage simultaneously with Borrower's or such Subsidiary's purchase, acquisition or ownership of such Oil and Gas Properties which Lien will be created and perfected by and in accordance with the provisions of an Mortgage and other security agreements and

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

      financing statements, or other security instruments, all in form and substance satisfactory to Administrative Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

            (b) Concurrently with the granting of the Lien or other action referred to in SECTION 8.10(a) above, Borrower will provide to Administrative Agent title information and a title opinion in form and substance satisfactory to Administrative Agent in its sole discretion with respect to Borrower's or such Subsidiary's, as the case may be, interest in such Oil and Gas Properties.

      8.11 PAYMENT OF OBLIGATION; LEASES.

            (a) The Loan Parties shall pay the Obligation in accordance with the terms and provisions of the Loan Documents.

            (b) The Borrower shall pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound.

      8.12 FURTHER ASSURANCES. At any time or from time to time upon the request of Administrative Agent, Borrower will, at its expense, promptly execute, acknowledge, and deliver such further documents and do such other acts and things as Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents and to provide for payment of the Obligation in accordance with the terms of this Agreement and the other Loan Documents. In furtherance and not in limitation of the foregoing, Borrower shall take, and cause each of its Subsidiaries to take, such actions as Administrative Agent may reasonably request from time to time (including, without limitation, the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, landlord's consents and estoppels, stock powers, financing statements, and other documents, the filing or recording of any of the foregoing, title insurance with respect to any of the foregoing that relates to an interest in real property, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that the Obligation is guarantied by the Guarantors and is secured by the Collateral.

      8.13 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on SCHEDULE 7.2; provided, however, that Borrower may amend SCHEDULE 7.2 so long as such amendment occurs by written notice to Administrative Agent not less than 30 days prior to the date on which Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Administrative Agent's Liens on such assets and also provides to Administrative Agent a satisfactory landlord waiver to the extent Administrative Agent does not have a Collateral Access Agreement.

      8.14 USE OF PROCEEDS. Borrower shall use all of the Term Loan Principal Debt (other than proceeds used to pay reasonable fees and expenses incurred by Borrower in connection with this Agreement) to restructure the claims of Lenders in the Chapter 11 Case in accordance with the terms of the Reorganization Plan. No part of the Term Loan Principal Debt will be used, directly or indirectly, for a purpose which violates any Law, including, without limitation, the provisions of Regulations T, U, or X (as enacted by the Board of Governors of the Federal Reserve System, as amended).

      8.15 REORGANIZATION PLAN. Comply with the provisions of the Reorganization Plan.

SECTION 9. NEGATIVE COVENANTS.

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

      Borrower covenants and agrees that, until payment in full of all of the Term Loan Principal Debt and other Obligation, unless Required Lenders shall otherwise give prior written consent, Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this SECTION 9.

      9.1 INDEBTEDNESS. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

            (a) Each of the Loan Parties may become and remain liable with respect to the Obligation;

            (b) Borrower and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in SCHEDULE 9.1; and

            (c) Indebtedness of Borrower and its Subsidiaries; provided that such Indebtedness may consist only of Capital Leases capitalized on the consolidated balance sheet of Borrower and its Subsidiaries and other Indebtedness secured by Liens permitted under SECTION 9.2(a)(iii); provided further that, the aggregate amount of all Indebtedness outstanding under this CLAUSE (c) at any time shall not exceed $500,000.

      9.2 PROHIBITION ON LIENS. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement, or other similar notice of any Lien with respect to any such property, asset, income, or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, except:

            (a) Permitted Liens;

            (b) Liens described in SCHEDULE 9.2;

            (c) Purchase money security interests (including mortgages, conditional sales, Capital Leases, and any other title retention or deferred purchase devices) in real or tangible personal property of Borrower or any of its Subsidiaries existing or created at the time of acquisition thereof or within 30 days thereafter, and the renewal, extension, and refunding of any such security interest in an amount not exceeding the amount thereof remaining unpaid immediately prior to such renewal, extension, or refunding; provided, however, that such Indebtedness is permitted by Section 9.1(c); and

            (d) Liens in favor of Administrative Agent granted pursuant to the Collateral Documents; and

            (e) Non-consensual Liens existing on the Closing Date in favor of contractors, subcontractors, co-working owners (whether acting as operating or non-operating), arising solely from the conduct of oil and gas operations associated with the Collateral.

      9.3 INVESTMENTS. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person except Borrower and its Subsidiaries may make and own Investments in Cash Equivalents.

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

      9.4 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without Borrower providing 30 days prior written notification thereof to Administrative Agent and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Administrative Agent's Liens and also provides to Administrative Agent a satisfactory Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Administrative Agent's prior written consent.

      9.5 RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES. Borrower shall not, and shall not permit any of its Subsidiaries to:

            (a) change any Borrower's, or any of its Subsidiaries' name, corporate structure (within the meaning of the UCC), identity, or add any new trade, dba, or fictitious name;

            (b) alter the corporate, capital, or legal structure of Borrower or any of its Subsidiaries, create any new Subsidiaries or enter into any transaction of merger or consolidation, or liquidate, wind-up, or dissolve itself (or suffer any liquidation or dissolution);

            (c) sell, lease, assign, farm-out, convey, transfer, or otherwise dispose of any of any Borrower's or any of its Subsidiaries' Properties or assets other than (i) sales of Inventory to buyers in the ordinary course of such Borrower's business as currently conducted, (ii) farmouts of nonproven acreage or nonproven depths and assignments in connection with such farmouts, and (iii) the sale or transfer of Equipment that is no longer necessary for the business of Borrower or such Subsidiary and is replaced by Equipment of at least comparable value and use; or

            (d) cause, permit, or suffer, directly or indirectly, any Change in Control.

      9.6 SALES AND LEASE-BACKS. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real, personal, or mixed), whether now owned or hereafter acquired, (i) which Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Borrower or any of its Subsidiaries) or (ii) which Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Borrower or any of its Subsidiaries to any Person (other than Borrower or any of its Subsidiaries) in connection with such lease.

      9.7 SALE OR DISCOUNT OF RECEIVABLES. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable other than private self-pay receivables and receivables over 180 days old.

      9.8 TRANSACTIONS WITH AFFILIATES. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease, or exchange of any property or the rendering of any service) with any Affiliate of Borrower, on terms that are less favorable to Borrower or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not an Affiliate; provided that the foregoing restriction shall not apply to
(i) any transaction between Borrower and any of its Subsidiaries or between any of its Subsidiaries, and (ii) reasonable and customary fees paid to members of the boards of directors of Borrower and its Subsidiaries.

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      9.9 DISTRIBUTIONS; REPURCHASES OF CAPITAL STOCK. Make any distribution or declare or pay any dividends (in cash or other property, other than capital Stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital Stock, of any class, whether now or hereafter outstanding.

            (a) directly or indirectly sell, assign, pledge, or otherwise encumber or dispose of any shares of capital stock or, other equity securities of any of its Subsidiaries, except as permitted under this Agreement or the Collateral Documents or to qualify directors if required by applicable law; or

            (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge, or otherwise encumber or dispose of any shares of capital stock or other equity securities of any of its Subsidiaries (including such Subsidiary), except (a) as permitted under this Agreement or the Collateral Documents or to Borrower, another wholly-owned Subsidiary of Borrower or (b) to qualify directors if required by applicable law.

      9.10 CONDUCT OF BUSINESS. Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (a) the businesses engaged in by Borrower and its Subsidiaries on the Closing Date and (b) such other lines of business as may be consented to by Administrative Agent and Required Lenders.

      9.11 AMENDMENTS OR WAIVERS OF AGREEMENTS. Without the prior written consent of Required Lenders, neither Borrower nor any of its Subsidiaries shall agree to any amendment, restatement, supplement, or other modification to, or waive any of its rights under, any Related Agreement if such amendment, restatement, supplement, modification, or waiver would be materially adverse to the Lenders.

      9.12 GAS IMBALANCES, TAKE-OR-PAY OR OTHER PREPAYMENTS. Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any contracts or agreements which warrant production of Hydrocarbons and will not hereafter allow gas imbalances, take-or-pay or other prepayments with respect to its Oil and Gas Properties which would require such Person to deliver Hydrocarbons produced on Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor to exceed, during any monthly period, five percent (5%) of the current aggregate monthly gas production for such monthly period from the Oil and Gas Properties.

      9.13 SWAP AGREEMENTS. The Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than (a) Swap Agreements in respect of commodities (i) with an Approved Counterparty and
(ii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, 80% of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, and (b) Swap Agreements in respect of interest rates with an Approved Counterparty, as follows: (i) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of the Borrower's Debt for borrowed money which bears interest at a fixed rate and (ii) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Borrower's Debt for borrowed money which bears interest at a floating rate. In no event shall any Swap Agreement to which

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

      the Borrower or any Subsidiary is a party contain any requirement, agreement or covenant for the Borrower or any Subsidiary to post cash or other collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures.

      9.14 NO PROHIBITED TRANSACTIONS UNDER ERISA. Directly or indirectly:

            (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor.

            (b) permit to exist with respect to any Employee Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), whether or not waived;

            (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Employee Plan;

            (d) terminate, or permit any Subsidiary of Borrower to terminate, any Employee Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

            (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

            (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment;

            (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Code; or

            (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

      which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $250,000.

      9.15 MAINTENANCE OF PROPRIETARY RIGHTS.

      Do any act, or omit to do any act, where good business judgment dictates otherwise whereby the Proprietary Rights or any registration or application appurtenant thereto, may become abandoned, invalidated, unenforceable, avoided, avoidable, or will otherwise diminish in value. Borrower shall notify Administrative Agent immediately if it knows of any reason or has reason to know of any ground under which this result may occur. Borrower shall take appropriate action at its expense, where good business judgment calls for the same, to halt the infringement of the

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      Proprietary Rights and shall properly exercise its duty to control the nature and quality of the goods offered by any licensees in connection with the licenses set forth in SCHEDULE P.

SECTION 10. DEFAULT.

      The term "EVENT OF DEFAULT" means the occurrence of any one or more of the following events:

      10.1 FAILURE TO MAKE PAYMENTS WHEN DUE. Failure or refusal to pay all or any part of the Term Loan Principal Debt when due, whether at stated maturity, by acceleration, by notice of prepayment, or otherwise; or failure or refusal to pay any interest, fees, or any other part of the Obligation within five days after the date due; or

      10.2 DEFAULT IN OTHER AGREEMENTS. (a) Failure of Borrower or any of its Subsidiaries to pay when due any principal of or interest on any Indebtedness (other than Indebtedness referred to in SECTION 10.1); or (b) breach or default by Borrower or any of its Subsidiaries with respect to any Indebtedness, or (c) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness; or

      10.3 BREACH OF CERTAIN COVENANTS. Failure of any Loan Party to perform or comply with any term or condition contained in this Agreement; or

      10.4 BREACH OF WARRANTY. Any representation, warranty, certification, or other statement made by Borrower or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Borrower or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

      10.5 OTHER DEFAULTS UNDER LOAN DOCUMENTS. Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other Section of this SECTION 10, and such default shall not have been remedied or waived within 30 days after the earlier of (a) an officer of Borrower becoming aware of such default or (b) receipt by Borrower of notice from Administrative Agent or any Lender of such default; or

      10.6 INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (a) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (b) an involuntary case shall be commenced against Borrower or any of its Subsidiaries under the Bankruptcy Code or under any other Debtor Relief Law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian, or other officer having similar powers over Borrower or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee, or other custodian of Borrower or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution, or similar process shall have been issued against any substantial part of the property of Borrower or any of its Subsidiaries, and any such event described in this CLAUSE (b) shall continue for 60 days unless dismissed, bonded, or discharged; or

      10.7 VOLUNTARY BANKRUPTCY, APPOINTMENT OF RECEIVER, ETC. (a) Borrower or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under

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                                       50
the Bankruptcy Code or under any other applicable Debtor Relief Law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any Debtor Relief Law, or shall consent to the appointment of or taking possession by a receiver, trustee, or other custodian for all or a substantial part of its property; or Borrower or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (b) Borrower or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Borrower or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in CLAUSE (a) above or this CLAUSE (b); or

      10.8 JUDGMENTS AND ATTACHMENTS. Any money judgment, writ, or warrant of attachment or similar process shall be entered or filed against Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded, or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

      10.9 DISSOLUTION. Any order, judgment, or decree shall be entered against Borrower or any of its Subsidiaries decreeing the dissolution or split up of Borrower or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

      10.10 EMPLOYEE PLANS. There shall occur one or more ERISA Events which individually or in the aggregate results in a Material Adverse Effect; or there shall exist an Unfunded Current Liability, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Employee Plans with respect to which there is no Unfunded Current Liability), which would have a Material Adverse Effect; or

      10.11 CHANGE OF CONTROL. The occurrence of a Change of Control; or

      10.12 FAILURE OF SECURITY. Upon execution and delivery thereof, any Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligation or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested in writing by any Loan Party, or Administrative Agent shall not have or shall cease to have a valid security interest in any Collateral purported to be covered thereby, perfected and with the priority required by the relevant Collateral Document, for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, subject only to Liens permitted under the applicable Collateral Documents; or

      10.13 CONFIRMATION ORDER. The entry of any order amending, supplementing, staying, vacating, or otherwise modifying the Loan Documents or the Confirmation Order without the written consent of Administrative Agent and Required Lenders; or

      10.14 LIEN CHALLENGE. The commencement of a suit or action against Administrative Agent or any Lender, and, as to any suit or action brought by any Person other than Borrower or an officer or employee of Borrower, the continuation thereof without dismissal for 30 days after service thereof on Administrative Agent or any Lender, that asserts, by or on behalf of Borrower, any claim or legal or equitable remedy which seeks to subordinate, invalidate, reduce or impair the claim or Lien of Administrative Agent or such Lender hereunder or under any other Loan Document.

SECTION 11. RIGHTS AND REMEDIES.

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

      11.1 REMEDIES UPON EVENT OF DEFAULT.

            (a) Debtor Relief. If an Event of Default exists under SECTION 10.6 or 10.7, the commitment to extend credit hereunder shall automatically terminate and the entire unpaid balance of the Obligation shall automatically become due and payable without any action or notice of any kind whatsoever.

            (b) Other Event of Defaults. If any Event of Default exists, Administrative Agent may (and, subject to the terms of SECTION 12, shall upon the request of Required Lenders) or Required Lenders may, do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under SECTION 11.1(a), declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable; (ii) terminate the commitments of Lenders to extend credit hereunder; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender shall be entitled to, exercise) the Rights of offset or banker's Lien against the interest of each Borrower in and to every account and other property of any Borrower which are in the possession of Administrative Agent or any Lender to the extent of the full amount of the Obligation (to the extent permitted by Law, each Loan Party being deemed directly obligated to each Lender in the full amount of the Obligation for such purposes); and (v) exercise any and all other legal or equitable Rights afforded by the Loan Documents, the Laws of the State of New York, or any other applicable jurisdiction as Administrative Agent or Required Lenders (as the case may be) shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Documents or in aid of the exercise of any Right granted to Administrative Agent or any Lender in any of the Loan Documents.

            (c) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Administrative Agent considers advisable, and in such cases, Administrative Agent will credit the Loan Account with only the net amounts received by Administrative Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

            (d) Cause Borrower to hold all returned Inventory in trust for the Lenders, segregate all returned Inventory from all other assets of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of the Lender Group;

            (e) Without notice to or demand upon Borrower, make such payments and do such acts as Administrative Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if Administrative Agent so requires, and to make the Personal Property Collateral available to Administrative Agent at a place that Administrative Agent may designate which is reasonably convenient to both parties. Borrower authorizes Administrative Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Administrative Agent's determination appears to conflict with Administrative Agent's Liens and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Administrative Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

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                                       52

            (f) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the UCC), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lenders, or (ii) Debt at any time owing to or for the credit or the account of Borrower held by the Lenders;

            (g) Hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group, to secure the full and final repayment of all of the Obligations;

            (h) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Borrower hereby grants to Administrative Agent a license or other right to use, without charge, Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

            (i) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Administrative Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

            (j) Administrative Agent shall give notice of the disposition of the Personal Property Collateral as follows:

                  (i) Administrative Agent shall give Borrower a notice in
            writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, the time on or after which the private sale or other disposition is to be made; and

                  (ii) The notice shall be personally delivered or mailed,
            postage prepaid, to Borrower as provided in SECTION 13, at least five (5) days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                  (iii) Administrative Agent, on behalf of the Lender Group may credit bid and purchase at any public sale;

      11.2 WAIVERS. To the extent permitted by Law, the Loan Parties hereby waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their respective liability with respect to the Obligation (or any part thereof) shall not be affected by any renewal or extension in the time of payment of the Obligation (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligation (or any part thereof).

      11.3 PERFORMANCE BY ADMINISTRATIVE AGENT. If any covenant, duty, or agreement of any Loan Party is not performed in accordance with the terms of the Loan Documents, after the occurrence and during the continuance of an Event of Default, Administrative Agent may, at its option (but subject to the approval of Required Lenders), perform or attempt to perform such covenant, duty, or agreement on

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                                       53
behalf of such Loan Party. In such event, any amount expended by Administrative Agent in such performance or attempted performance shall be payable by the Loan Parties, jointly and severally, to Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Post-Default Rate from the date of such expenditure by Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that Administrative Agent does not assume, and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Borrower.

      11.4 DELEGATION OF DUTIES; RELIANCE. Administrative Agent may perform any of its duties or exercise any of its Rights under the Loan Documents by or through its Representatives. Administrative Agent and its Representatives shall
(a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent, (b) be entitled to deem and treat each Lender as the owner and Lender of the Obligation owed to such Lender for all purposes until, subject to SECTION 13.12, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent Lender, assignee, or transferee of the Obligation owed to such Lender or portion thereof until such notice is given and received), (c) not be deemed to have notice of the occurrence of an Event of Default unless a responsible officer of Administrative Agent, who handles matters associated with the Loan Documents and transactions thereunder, has received written notice from a Lender or Borrower and stating that such notice is a "Notice of Default," and (d) be entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts.

      11.5 NOT IN CONTROL. Nothing in any Loan Document shall, or shall be deemed to (a) give Administrative Agent or any Lender the Right to exercise control over the assets (including real property), affairs, or management of any Loan Party, (b) preclude or interfere with compliance by any Loan Party thereof with any Law, or (c) require any act or omission by any Loan Party thereof that may be harmful to Persons or property. Any "Material Adverse Effect" or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Document is included for credit documentation purposes only and shall not, and shall not be deemed to, mean that Administrative Agent or any Lender acquiesces in any non-compliance by any Loan Party with any Law or document, or that Administrative Agent or any Lender does not expect the Loan Parties to promptly, diligently, and continuously carry out all appropriate removal, remediation, and termination activities required or appropriate in accordance with all Environmental Laws. The Administrative Agent and the Lenders have no fiduciary relationship with or fiduciary duty to any Loan Party arising out of or in connection with the Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and Loan Parties, on the other hand, in connection with the Loan Documents is solely that of debtor and creditor. The power of the Administrative Agent and Lenders under the Loan Documents is limited to the Rights provided in the Loan Documents, which Rights exist solely to assure payment and performance of the Obligation and may be exercised in a manner calculated by the Administrative Agent and Lenders in their respective good faith business judgment.

      11.6 COURSE OF DEALING. The acceptance by Administrative Agent or Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Administrative Agent, Required Lenders, or Lenders of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No delay or omission by Administrative Agent, Required Lenders, or Lenders in exercising any Right under

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                                       54
the Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

      11.7 CUMULATIVE RIGHTS. All Rights available to Administrative Agent and Lenders under the Loan Documents are cumulative of and in addition to all other Rights granted to Administrative Agent and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

      11.8 APPLICATION OF PROCEEDS. Any and all proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in SECTION 3.9.

      11.9 CERTAIN PROCEEDINGS. Each Loan Party will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Agent or Lenders may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or Authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents. Because the Loan Parties agree that Administrative Agent's and Lenders' remedies at Law for failure of the Loan Parties to comply with the provisions of this Section would be inadequate and that such failure would not be adequately compensable in damages, the Loan Parties agree that the covenants of this Section may be specifically enforced.

      11.10 EXPENDITURES BY LENDERS. Borrower shall promptly pay within fifteen
(15) Business Days after request therefor (a) all reasonable costs, fees, and expenses paid or incurred by Administrative Agent, incident to any Loan Document (including, but not limited to, the reasonable fees and expenses of counsel to Administrative Agent in connection with the negotiation, preparation, delivery, execution, coordination, and administration of the Loan Documents and any related amendment, waiver, or consent) and (b) all reasonable costs and expenses of Lenders and Administrative Agent incurred by Administrative Agent or any Lender in connection with the enforcement of the obligations of any Borrower arising under the Loan Documents (including, without limitation, costs and expenses incurred in connection with any workout or bankruptcy) or the exercise of any Rights arising under the Loan Documents (including, but not limited to, reasonable attorneys' fees including allocated cost of internal counsel, court costs, and other costs of collection), all of which shall be a part of the Obligation and shall bear interest at the Post-Default Rate from the date due until the date repaid.

      11.11 INDEMNIFICATION. Borrower agrees, to indemnify and hold harmless Administrative Agent, and each Lender, and each of their respective affiliates and their respective officers, directors, employees, agents, attorneys, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities (including, without limitation, any Environmental Liabilities), costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Borrowings (including any of the foregoing arising from the negligence of the Indemnified Party), except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation, or other proceeding to which the indemnity in this SECTION 11.11

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                                       55
applies, such indemnity shall be effective whether or not such investigation, litigation, or proceeding is brought by Borrower, any other Loan Party, their directors, shareholders, or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Borrower agrees not to assert any claim against any indemnified party on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Borrowings. Without prejudice to the survival of any other agreement of the Loan Parties hereunder, the agreements and obligations of the Loan Parties contained in this SECTION
11.11 shall survive the payment in full of the Borrowings and all other amounts payable under the Loan Documents.

SECTION 12. AGREEMENT AMONG LENDERS.

      12.1 ADMINISTRATIVE AGENT.

            (a) Appointment of Administrative Agent. Each Lender hereby appoints Mid River LLC (and Mid River LLC hereby accepts such appointment) as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Documents; (ii) to arrange the means whereby the funds of Lenders are to be made available to Borrower under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to Lenders under the Loan Documents; (v) to timely distribute, and Administrative Agent agrees to so distribute, to each Lender all material information, requests, documents, and items received from Borrower under the Loan Documents; (vi) to promptly distribute to each Lender its ratable part of each payment or prepayment (whether voluntary, as proceeds of Collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; and (vii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from Lenders; provided, however, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to the Loan Documents or applicable Law.

            (b) Resignation or Removal of Administrative Agent. Successor Administrative Agent. Administrative Agent may resign at any time with or without cause as Administrative Agent under the Loan Documents by giving written notice thereof to Lenders and may be removed as Administrative Agent under the Loan Documents at any time with cause by Required Lenders. Should the initial or any successor Administrative Agent ever cease to be a party hereto or should the initial or any successor Administrative Agent ever resign or be removed as Administrative Agent, then Required Lenders shall elect the successor Administrative Agent from among the Lenders (other than the resigning Administrative Agent). If no successor Administrative Agent shall have been so appointed by Required Lenders, within 30 days after the retiring Administrative Agent's giving of notice of resignation or Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent under the Loan Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations of Administrative Agent under the Loan Documents, and each Lender shall execute such documents as any Lender may reasonably request to reflect such change in and under the Loan Documents. After any retiring Administrative Agent's resignation

                                                TERM LOAN AND SECURITY AGREEMENT
      or removal as Administrative Agent under the Loan Documents, the provisions of this SECTION 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

            (c) Administrative Agent as a Lender. Non-Fiduciary. Administrative Agent, in its capacity as a Lender, shall have the same Rights under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Administrative Agent; the term "Lender" shall, unless the context otherwise indicates, include Administrative Agent; and any resignation, or removal of Administrative Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Administrative Agent is not a fiduciary for Lenders or for Borrower but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and Lenders, that Administrative Agent has no duties or responsibilities to Lenders or Borrower except those expressly set forth herein, and that Administrative Agent in its capacity as a Lender has all Rights of any other Lender.

            (d) Other Activities of Administrative Agent. Administrative Agent and its Affiliates may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Documents. Without limiting the Rights of Lenders specifically set forth in the Loan Documents, Administrative Agent and its Affiliates shall not be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower which are not contemplated or included in the Loan Documents, any present or future offset exercised by Administrative Agent and its Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent or its Affiliates which may be or become security for the obligations of Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any such other activities; provided that, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the Obligation, then each Lender shall be entitled to share in such application ratably.

      12.2 EXPENSES. Upon demand by Administrative Agent, each Lender shall pay its ratable portion (determined as of the date reimbursement is sought hereunder) of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees, and other costs of collection) incurred by Administrative Agent in connection with any of the Loan Documents if and to the extent such Administrative Agent does not receive reimbursement therefor from other sources within 60 days after incurred; provided that, each Lender shall be entitled to receive its ratable portion of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such other sources.

      12.3 PROPORTIONATE ABSORPTION OF LOSSES. Except as otherwise provided in the Loan Documents, nothing in the Loan Documents shall be deemed to give any Lender any advantage over any other Lender insofar as the Obligation is concerned, or to relieve any Lender from absorbing its ratable portion of any losses sustained with respect to the Obligation (except to the extent such losses result from unilateral actions or inactions of any Lender that are not made in accordance with the terms and provisions of the Loan Documents).

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

      12.4 DELEGATION OF DUTIES; RELIANCE. Administrative Agent may perform any of its duties or exercise any of its Rights under the Loan Documents by or through its Representatives. Administrative Agent and its Representatives shall
(a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent, (b) be entitled to deem and treat each Lender as the owner and Lender of the Obligation owed to such Lender for all purposes until, subject to SECTION 13.12, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent Lender, assignee, or transferee of the Obligation owed to such Lender or portion thereof until such notice is given and received), (c) not be deemed to have notice of the occurrence of an Event of Default or Potential Default unless a responsible officer of Administrative Agent, who handles matters associated with the Loan Documents and transactions thereunder, has received written notice from a Lender or Borrower and stating that such notice is a "Notice of Default," and
(d) be entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

      12.5 LIMITATION OF LIABILITY.

            (a) General. Neither Administrative Agent nor any of its Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and reasonably believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment, except for fraud, gross negligence, or willful misconduct; and neither Administrative Agent nor any of its Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (provided that, nothing herein shall negate the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

            (b) Non-Discretionary Actions, Indemnification. Unless indemnified to its satisfaction against loss, cost, liability, and expense, Administrative Agent shall not be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Administrative Agent requests instructions from Lenders or Required Lenders, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Document, Administrative Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. Except where action of Required Lenders or all Lenders is required in the Loan Documents, Administrative Agent may act hereunder in its own discretion without requesting instructions. In no event, however, shall Administrative Agent or any of its Representatives be required to take any action which it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender shall have any right of action against Administrative Agent as a result of Administrative Agent's acting or refraining from acting hereunder in accordance with the instructions of Required Lenders (or all Lenders if required in the Loan Documents).

            (c) Independent Credit Decision. Administrative Agent shall not be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Administrative Agent in respect of, (i) the creditworthiness of any Borrower

                                                TERM LOAN AND SECURITY AGREEMENT
      and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien hereafter granted or purported to be granted under any Loan Document, or
      (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of any Borrower. Each Lender agrees to indemnify Administrative Agent and its Representatives and hold them harmless from and against (but limited to such Lender's Pro Rata Part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Documents or any action taken or omitted by them under the Loan Documents (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT OR ITS REPRESENTATIVES), to the extent Administrative Agent and its Representatives are not reimbursed for such amounts by any Borrower (provided that, Administrative Agent and its Representatives shall not have the Right to be indemnified hereunder for its or their own fraud, gross negligence, or willful misconduct).

      12.6 EVENT OF DEFAULT; COLLATERAL.

            (a) Upon the occurrence and continuance of an Event of Default, Lenders agree to promptly confer in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until Administrative Agent shall have received instructions from Required Lenders. All Rights of action under the Loan Documents and all Rights to the Collateral, if any, hereunder may be enforced by Administrative Agent and any suit or proceeding instituted by Administrative Agent in furtherance of such enforcement shall be brought in its name as Administrative Agent without the necessity of joining as plaintiffs or defendants any Lender, and the recovery of any judgment shall be for the benefit of Lenders subject to the expenses of Administrative Agent. In actions with respect to any property of the Loan Parties, Administrative Agent is acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of the Loan Parties to the Obligation shall be construed as being for the ratable benefit of each Lender.

            (b) Each Lender authorizes and directs Administrative Agent to enter into the Collateral Documents for the benefit of the Lenders. Except to the extent unanimity or a supermajority is required hereunder, each Lender agrees that any action taken by the Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

            (c) Administrative Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

            (d) Administrative Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Borrower or is cared for, protected, or insured or has been encumbered or that the Liens granted to Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected,

                                                TERM LOAN AND SECURITY AGREEMENT
      protected, or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the Rights granted or available to Administrative Agent in this SECTION 12.6 or in any of the Collateral Documents; it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given Administrative Agent's own interest in the Collateral as one of the Lenders and that Administrative Agent shall have no duty or liability whatsoever to any Lender, other than to act without gross negligence or willful misconduct.

            (e) Lenders hereby irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any Collateral: (i) upon payment and satisfaction of the Obligation; (ii) constituting property in which no Borrower or Parent owned an interest at the time the Lien was granted or at any time thereafter; (iii) upon the sale, transfer, or disposition of Collateral which is expressly permitted pursuant to the Loan Documents; or
      (iv) if approved, authorized, or ratified in writing by all necessary Lenders. Upon request by Administrative Agent at any time, Lenders will confirm in writing Administrative Agent's authority to release particular types or items of Collateral pursuant to this SECTION 12.6.

            (f) In furtherance of the authorizations set forth in this SECTION 12.6, each Lender hereby irrevocably appoints Administrative Agent its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender, (i) to enter into Collateral Documents (including, without limitation, any appointments of substitute trustees under any Collateral Document), (ii) to take action with respect to the Collateral and Collateral Documents to perfect, maintain, and preserve Lender's Liens, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Collateral to the extent authorized in PARAGRAPH (e) hereof. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to Administrative Agent's power, as attorney, relative to the Collateral matters described in this SECTION 12.6. The powers and authorities herein conferred on Administrative Agent may be exercised by Administrative Agent through any Person who, at the time of the execution of a particular instrument, is an officer of Administrative Agent. The power of attorney conferred by this SECTION 12.6(f) is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Obligation, or any part thereof, shall remain unpaid or Lenders are obligated to make any Borrowings under the Loan Documents.

      12.7 LIMITATION OF LIABILITY. To the extent permitted by Law, (a) Administrative Agent (acting in its agent capacity) shall not incur any liability to any other Lender or Participant except for acts or omissions resulting from its own fraud, gross negligence or willful misconduct, and (b) neither Administrative Agent nor any Lender or Participant shall incur any liability to any other Person for any act or omission of any other Lender or Participant.

      12.8 RELATIONSHIP OF LENDERS. Nothing herein shall be construed as creating a partnership or joint venture among Administrative Agent and Lenders.

      12.9 BENEFITS OF AGREEMENT. None of the provisions of this SECTION 12 shall inure to the benefit of any Borrower or any other Person other than Lenders; consequently, no Borrower or any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of Administrative Agent or any Lender to comply with such provisions.

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                                       60

      12.10 OBLIGATIONS SEVERAL. The obligations of Lenders hereunder are several, and each Lender hereunder shall not be responsible for the obligations of the other Lenders hereunder, nor will the failure of one Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder.

SECTION 13. MISCELLANEOUS.

      13.1 HEADINGS. The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

      13.2 NONBUSINESS DAYS. In any case where any payment or action is due under any Loan Document on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made.

      13.3 COMMUNICATIONS. Unless otherwise specifically provided herein or any other Loan Document, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, faxed, telecopied, or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by fax or telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. New York time or, if not, on the next succeeding Business Day;
(c) if delivered by overnight courier, the next succeeding Business Day after delivery to such courier properly addressed; or (d) if by U.S. Mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

      If to Borrower:

                  Panaco, Inc.
                  c/o National Energy Group, Inc.
                  Attn: Philip D. Devlin
                  1400 One Energy Square
                  4925 Greenville Avenue
                  Dallas, TX 75206
                  Fax/Telecopy No.: (214) 692-3910

      If to Administrative Agent:

                  Mid River LLC
                  767 Fifth Ave., 47th Floor
                  New York, NY 10153
                  Attn:  Keith Schaitkin
                  Fax/Telecopy No.: (212) 488-1158

      With a copy to:

                  Haynes and Boone, LLP
                  901 Main Street
                  Suite 3100
                  Dallas, Texas  75202
                  Attn:  Jeffrey L. Curtis

                                                TERM LOAN AND SECURITY AGREEMENT

                  Fax/Telecopy No.: 214/200-0720

      If to any Lender: Its address indicated on SCHEDULE 2.1, in an Assignment and Acceptance Agreement, or in a notice to Administrative Agent and Borrowers or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this SECTION 13.3.

      13.4 FORM AND NUMBER OF DOCUMENTS. Each agreement, document, instrument, or other writing to be furnished under any provision of the Loan Documents must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Administrative Agent and its counsel.

      13.5 SURVIVAL. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents shall survive all closings under the Loan Documents and, except as otherwise indicated, shall not be affected by any investigation made by any party. All Rights of, and provisions relating to, reimbursement and indemnification of Administrative Agent or any Lender (and any other provision of the Loan Documents that expressly provides for such survival) shall survive termination of this Agreement, payment in full of the Obligation, and any assignment by any Lender.

      13.6 GOVERNING LAW. The Loan Documents have been entered into pursuant to
Section 5-1401 of the New York General Obligations Law and the substantive laws of the State of New York (except to the extent the laws of another jurisdiction govern the creation, perfection, validity, or enforcement of Liens under the Collateral Documents), and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of the Loan Documents.

      13.7 INVALID PROVISIONS. If any provision in any Loan Document is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Document shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Administrative Agent, Lenders, and each Borrower party to such Loan Document agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

      13.8 ENTIRETY. THE RIGHTS AND OBLIGATIONS OF EACH BORROWER, LENDERS, AND ADMINISTRATIVE AGENT SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY ANY LOAN PARTY, ANY LENDER, AND/OR ADMINISTRATIVE AGENT (TOGETHER WITH ALL COMMITMENT LETTERS AND FEE LETTERS AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN THE LOAN PARTIES, LENDERS, AND ADMINISTRATIVE AGENT, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

      13.9 JURISDICTION; VENUE; SERVICE OF PROCESS; JURY TRIAL. EACH PARTY HERETO (INCLUDING EACH GUARANTOR BY EXECUTION OF A GUARANTY), IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE (PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE STATE OF NEW YORK, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING

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ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BY
SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BROUGHT IN ANY SUCH COURT, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN NEW YORK IN CONNECTION WITH ANY SUCH LITIGATION AND TO DELIVER TO ADMINISTRATIVE AGENT EVIDENCE THEREOF, IF REQUESTED, (E) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, (F) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE OBLIGATION SHALL BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (G) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED thereby. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Loan Parties and each other party to the Loan Documents acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into the Loan Documents, and each will continue to rely on each of such waivers in related future dealings. The Loan Parties and each other party to the Loan Documents warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 13.9 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN DOCUMENT. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

      13.10 AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS.

            (a) Except as otherwise specifically provided in this SECTION 13.10 or otherwise in the Loan Documents, (i) this Agreement may only be amended, modified, or waived by an instrument in writing executed jointly by Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (except removal of Administrative Agent as provided in SECTION 13) by Administrative Agent, and may only be supplemented by documents delivered or to be delivered in accordance with the express terms hereof, and (ii) the other Loan Documents may only be the subject of an amendment, modification, or waiver if Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (except as set forth above), such Administrative Agent, have approved same.

            (b) Any amendment to or consent or waiver under any Loan Document which purports to accomplish any of the following must be approved by Borrower and by each Lender adversely affected thereby, and, in the case of any matter affecting Administrative Agent, by Administrative Agent: (i) postpones or delays any date fixed by the Loan Documents for any payment of all or any part of the Obligation payable to such Lender or Administrative Agent; (ii) reduces the interest rate or decreases the amount of any payment of principal, interest, fees, or other sums payable to Administrative Agent or any such Lender hereunder (except such reductions as are contemplated by this Agreement); (iii) changes the definition of "REQUIRED

                                                TERM LOAN AND SECURITY AGREEMENT

      LENDERS" or this SECTION 13.10(b) or any other provisions of the Loan Documents that require the unanimous consent of the Lenders; (iv) changes the order of application of any payment or prepayment set forth in SECTIONS 3.3 and 3.12 in any manner that adversely affects such Lender or Administrative Agent; or (v) releases all or a substantial portion of the Collateral. Without the consent of such Lender, no Lender's "COMMITMENT PERCENTAGE" may be increased.

            (c) Any conflict or ambiguity between the terms and provisions of this Agreement and terms and provisions in any other Loan Document shall be controlled by the terms and provisions herein.

            (d) No course of dealing nor any failure or delay by Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent or any Lender hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by Administrative Agent and requisite Lenders to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

      13.11 MULTIPLE COUNTERPARTS. The Loan Documents may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of any Loan Document, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Lender execute the same counterpart so long as identical counterparts are executed by Borrower, each Lender, and each Co-Administrative Agent. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to Administrative Agent by each Lender, Administrative Agent, and Borrower, or, when Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that such party has executed and is delivering to Administrative Agent a counterpart hereof.

      13.12 SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns hereby, except that Borrower may not, assign or otherwise transfer any of its Rights or obligations hereunder without the prior written consent of each Lender. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in SECTION 13.12(d) and, to the extent expressly contemplated hereby, the Affiliates of each of the Administrative Agent and the Lenders) any legal or equitable Right, remedy, or claim under or by reason of this Agreement.

            (b) Any Lender may at any time assign to one or more Persons all or a portion of its Rights and obligations under this Agreement (including all or a portion of the Term Loan Principal Debt owing to it). The parties to each assignment by a Lender shall execute and deliver to Administrative Agent an Assignment and Assumption.

            (c) Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural person or Borrower or any of Borrowers' Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's Rights and/or obligations under this Agreement (including all or a portion of the Term Loan Principal Debt owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged,
      (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrower, Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection

                                                TERM LOAN AND SECURITY AGREEMENT
      with such Lender's Rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole Right to enforce this Agreement and to approve any amendment, modification, or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification, or waiver with respect to the following: extending the due date for payment of any amount in respect of principal (other than mandatory prepayments), interest, or fees due under the Loan Documents, reducing the interest rate or the amount of principal or fees applicable to the Obligation (except such reductions as are contemplated by the Loan Documents), or releasing all or any substantial portion of the Collateral for the Obligation under the Loan that affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of SECTION 4 to the same extent as if it were a Lender and had acquired its interest by assignment.

            (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its Rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      13.13 UNIFORM COMMERCIAL CODE. References to the "UCC" or "Uniform Commercial Code" in the Collateral Documents shall be to the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction. References to the provisions of the "UCC" or "Uniform Commercial Code" in the Collateral Documents shall include all successor provisions under any subsequent version or amendment to any Article of the Uniform Commercial Code.

      13.14 DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The obligations of Borrower under the Loan Documents shall remain in full force and effect until payment in full of the Term Loan Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing, except that SECTIONS 4, 11, and 12, and any other provisions under the Loan Documents expressly intended to survive by the terms hereof or by the terms of the applicable Loan Documents, shall survive such termination. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Borrower under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of such Borrower or otherwise, the obligations of each Borrower under the Loan Documents with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK;
                          SIGNATURE PAGE(s) TO FOLLOW.]

                                                TERM LOAN AND SECURITY AGREEMENT

      13.15 UNIFORM COMMERCIAL CODE. References to the "UCC" or "Uniform Commercial Code" in the Collateral Documents shall be to the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction. References to the provisions of the "UCC" or "Uniform Commercial Code" in the Collateral Documents shall include all successor provisions under any subsequent version or amendment to any Article of the Uniform Commercial Code.

      13.16 DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The obligations of Borrower under the Loan Documents shall remain in full force and effect until payment in full of the Term Loan Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing, except that SECTIONS 4, 11, and 12, and any other provisions under the Loan Documents expressly intended to survive by the terms hereof or by the terms of the applicable Loan Documents, shall survive such termination. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Borrower under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of such Borrower or otherwise, the obligations of each Borrower under the Loan Documents with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK;
                          SIGNATURE PAGE(s) TO FOLLOW.]

                                                TERM LOAN AND SECURITY AGREEMENT

                                              PANACO, INC.,
                                              Borrower

                                              By:_______________________________
                                                  Bob G. Alexander,
                                                  President

                                              MID RIVER LLC,
                                              as Administrative Agent and Lender

                                              By:_______________________________
                                                  Name:_________________________
                                                  Its:__________________________

                                                               SIGNATURE PAGE TO
                                                TERM LOAN AND SECURITY AGREEMENT

                                    EXHIBIT A

                             FORM OF TERM LOAN NOTE

                                                                 __________, ___

      FOR VALUE RECEIVED, the undersigned ("BORROWER"), hereby promise to pay to the order of ______________________ ("LENDER"), at the offices of MID RIVER LLC, a Delaware limited liability company, as Administrative Agent for Lender and others described below, the aggregate Term Loan Principal Debt owed by Borrower to Lender pursuant to the Loan Documents (together with accrued and unpaid interest thereon) at such interest rates, on such dates, and in such amounts as are specified in the Loan Agreement (hereinafter defined).

      This note has been executed and delivered under, and is subject to the terms of, the Term Loan and Security Agreement, dated as of November 16, 2004 (as amended, modified, supplemented, or restated from time to time, the "LOAN AGREEMENT"), among Borrower, Administrative Agent, and Lender and other lenders party thereto, and is one of the "Term Loan Notes" referred to therein. Capitalized terms used herein shall have the meaning assigned to such terms in the Loan Agreement unless otherwise defined herein. Reference is made to the Loan Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of reasonable attorneys' fees, court costs, and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to SECTION 3.8 of the Loan Agreement for usury savings provisions.

      THIS NOTE AND THE OTHER LOAN DOCUMENTS HAVE BEEN ENTERED INTO PURSUANT TO
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION HEREOF.

                                        PANACO, INC.

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                    EXHIBIT B

                           [Intentionally Left Blank]

                                    EXHIBIT C

                        FORM OF ASSIGNMENT AND ASSUMPTION

            This Assignment and Assumption (the "ASSIGNMENT AND ASSUMPTION") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] ("ASSIGNOR") and [Insert name of Assignee] ("ASSIGNEE"). Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Loan Agreement identified below (as amended, the "LOAN AGREEMENT"), receipt of a copy of which is hereby acknowledged by Assignee. The Standard Terms and Conditions set forth in ANNEX 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

            For an agreed consideration, Assignor hereby irrevocably sells and assigns to Assignee, and Assignee hereby irrevocably purchases and assumes from Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of Assignor's Rights and obligations in its capacity as a Lender under the Loan Agreement and any other Loan Document to the extent related to the amount and percentage interest identified below and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action, and any other Right of Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other Loan Document or the transactions governed thereby, or in any way based on or related to any of the foregoing, including without limitation contract claims, tort claims, malpractice claims, statutory claims, and all other claims at Law or in equity related to the Rights and obligations sold and assigned pursuant to CLAUSE (i) above (the Rights and obligations sold and assigned pursuant to CLAUSES (i) and (ii) above, collectively, the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by Assignor.

1.    Assignor:                 ______________________________

2.    Assignee:                 ______________________________
                                [and is an Affiliate/Related Fund of _______
                                [Identify Lender](1)]

3.    Borrower:                 Panaco, Inc.

4.    Administrative Agent:     Mid River, LLC, as administrative agent under
                                the Loan Agreement

5.    Loan Agreement:           Term Loan and Security Agreement dated as of
                                November __, 2004, among Borrower,
                                Administrative Agent, and the Lenders named
                                therein
------------
(1)   Select as applicable.

6.    Assigned Interest:

 Aggregate Amount of Term Loan   Amount of Term Loan Principal  Percentage Assigned of Term
Principal Debt for all Lenders*         Debt Assigned*             Loan Principal Debt
-------------------------------  -----------------------------  ---------------------------
$                                $                                         %

7.    Trade Date: ______________(2)

Effective Date:  _____________ ___, 20___

[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFORE.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                        [INSERT ASSIGNOR'S SIGNATURE BLOCK]

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                        [INSERT ASSIGNEE'S SIGNATURE BLOCK]

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

ACCEPTED:

MID RIVER LLC, as Administrative Agent

By:____________________________________
   Name:_______________________________
   Title:______________________________

-------------------
* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(2) To be completed if Assignor and Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

                                     ANNEX 1
                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

      1. Representations and Warranties.

            1.1 Assignor. Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance, or other adverse claim, and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties, or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Loan Documents or any Collateral thereunder, (iii) the financial condition of Borrower, any Loan Party, any of their Subsidiaries or Affiliates, or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by Borrower, any Loan Party, any of their Subsidiaries or Affiliates, or any other Person of any of their respective obligations under any Loan Document.

            1.2. Assignee. Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) it has received a copy of the Loan Agreement, together with copies of the most recent Financial Statements delivered pursuant to Section 8.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (iv) if it is a Lender organized under the Laws of a jurisdiction outside of the United States, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, Assignor, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and
(ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

      2. Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees, and other amounts) to Assignor for amounts which have accrued to but excluding the Effective Date and to Assignee for amounts which have accrued from and after the Effective Date.

      3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the Laws of the State of New York.

                                    EXHIBIT D

                             FORM OF LETTER IN LIEU

__________________________
__________________________
__________________________

Attn: Division Order Department

      Re: Letter in Lieu of Transfer Order

Gentlemen:

      PANACO, INC., as Mortgagor, has executed the mortgages and financing statements described on EXHIBIT A attached hereto (collectively, the "MORTGAGE") for the benefit of MID RIVER LLC, ("LENDER"), granting a mortgage on and pledging those certain properties (the "PLEDGED PROPERTIES") described in the Mortgage to secure certain obligations also described in the Mortgage. Enclosed is a copy of the Mortgage covering the Pledged Properties.

      EXHIBIT B attached hereto lists the properties which are subject to the Mortgage for which you are accounting to Mortgagor and the decimal interest in production heretofore paid to Mortgagor with respect to its interest in each given property.

      Pursuant to the assignment of production provision in the Mortgage, Mortgagor transferred and assigned all of its interests in the Pledged Properties to Lender. Therefore, Mortgagor hereby authorizes and instructs you that all future payments attributable to the Pledged Properties, which would otherwise be paid to Mortgagor, should be made to:

            if by wire transfer:

            Mid River LLC
            For the Account of Panaco, Inc.

            ___________________________________________
            ___________________________________________
            Account No.________________________________

            if by check, check made payable to:

            ___________________________________________
            ___________________________________________

until notified in writing by Lender to discontinue such payments. Also, Mortgagor hereby requests that you change your records to reflect that Lender is entitled to the proceeds of production attributable to the Pledged Properties.

      In consideration of your acceptance of this Letter-in-Lieu of Transfer Order, Lender and Mortgagor agree as follows:

      1. Mortgagor has heretofore executed Transfer or Division Orders to you covering each of the properties referred to in EXHIBIT B attached to this letter. This letter is being executed by the undersigned in lieu of execution of separate Transfer or Division Orders. With respect to proceeds from the sale of oil, gas and other hydrocarbons as to which you account hereunder, Lender agrees that it will be bound by the terms, conditions, warranties and covenants of all such Transfer or Division Orders heretofore executed by Mortgagor now in force, with the same effect as though it had executed the originals thereof; PROVIDED, HOWEVER, the aggregate liability of Lender with respect to any warranty, representation, covenant or indemnification contained therein or in this letter shall be limited to an amount equal to the amounts disbursed by you to Lender hereunder.

      2. Mortgagor hereby agrees that you are relieved of any responsibility in connection with the application of the proceeds paid by you to Lender as hereinabove specified and payment made by you to Lender shall be binding and conclusive as between you and Mortgagor.

      In the absence of a question about the enclosed schedule, you are respectfully requested to make disbursement to Lender as instructed herein and NOT TO SUSPEND OR DELAY any payments by virtue of the assignment of production from Mortgagor to Lender. Should you require additional documentation prior to implementing the manner of disbursement requested herein, notwithstanding the warranties and indemnifications contained hereinabove, please suspend disbursements to Mortgagor, pending execution of such additional documentation as you may reasonably require.

      In order that we may have a record evidencing your acceptance of this Letter-in-Lieu of Transfer Order, we request that you execute one copy of this letter in the space provided below and return the same to Lender in the enclosed self-addressed envelope.

Very truly yours,

PANACO, INC., a Delaware corporation,
Mortgagor

By:   _____________________________
      Name:________________________
      Title:_______________________

MID RIVER LLC, Lender

By:   _____________________________
      Name:________________________
      Title:_______________________

ACCEPTED this _____ day of ___________, 20___.

_______________________________________, Purchaser of Production

By:   _____________________________
      Name:________________________
      Title:_______________________